                                                      Exhibit 10(xii)

                                                      [Conformed Copy]







         ******************************************************************







                                  THE STANLEY WORKS

                                   MAC TOOLS, INC.

                                         and

                               STANLEY-BOSTITCH, INC.

                     __________________________________________


                           RECEIVABLES PURCHASE AGREEMENT

                                    dated as of

                                  December 1, 1993


                     __________________________________________


                   WACHOVIA BANK OF GEORGIA, NATIONAL ASSOCIATION,
                                      as Agent







         ******************************************************************
         **


         R#95355.6

                                   TABLE OF CONTENTS


                                      ARTICLE I

                                     DEFINITIONS


         SECTION 1.01.  Definitions..................................   1

         SECTION 1.02.  Accounting Terms and Determinations..........  14

         SECTION 1.03.  References...................................  14

                                       ARTICLE II

                        PURCHASE AND SERVICING OF RECEIVABLES


         SECTION 2.01.  Commitments to Purchase Receivables..........  15

         SECTION 2.02.  Receivables Schedules; Method of Offer.......  15

         SECTION 2.03.  Purchase Price...............................  16

         SECTION 2.04.  Purchasers' Yield............................  16

         SECTION 2.05.  Commitment Reductions  . . . . . . . . . . . .   17

         SECTION 2.06.  Repurchase of Receivables; Corrections for
              Errors . . . . . . . . . . . . . . . . . . . . . . . . .   17

         SECTION 2.07.  Servicing and Collections  . . . . . . . . . .   18

         SECTION 2.08.  Fees . . . . . . . . . . . . . . . . . . . . .   21

         SECTION 2.09.  Adjustments and Settlement . . . . . . . . . .   22

         SECTION 2.10.  General Provisions as to Payments  . . . . . .   25

         SECTION 2.11.  Computation of Purchasers' Yield and Facility
              Fees . . . . . . . . . . . . . . . . . . . . . . . . . .   26

         SECTION 2.12.  Financing Statements . . . . . . . . . . . . .   26

         SECTION 2.13.  Commitment Expiration and Termination  . . . .   27

                                     ARTICLE III








                                CONDITIONS TO PURCHASES


         SECTION 3.01.  Conditions to First Purchase . . . . . . . . .   28

         SECTION 3.02.  Conditions to All Purchases  . . . . . . . . .   30

                                     ARTICLE IV

                           REPRESENTATIONS AND WARRANTIES


         SECTION 4.01.  Corporate Existence and Power  . . . . . . . .   31

         SECTION 4.02.  Corporate and Governmental Authorization;
              Contravention  . . . . . . . . . . . . . . . . . . . . .   31

         SECTION 4.03.  Binding Effect . . . . . . . . . . . . . . . .   31

         SECTION 4.04.  Financial Information  . . . . . . . . . . . .   32

         SECTION 4.05.  Litigation . . . . . . . . . . . . . . . . . .   32

         SECTION 4.06.  Requirements of Law  . . . . . . . . . . . . .   32

         SECTION 4.07.  Compliance with ERISA  . . . . . . . . . . . .   32

         SECTION 4.08.  Taxes  . . . . . . . . . . . . . . . . . . . .   33

         SECTION 4.09.  Subsidiaries . . . . . . . . . . . . . . . . .   33

         SECTION 4.10.  Not an Investment Company  . . . . . . . . . .   33

         SECTION 4.11.  No Default or Repurchase Event . . . . . . . .   33

         SECTION 4.12.  Full Disclosure  . . . . . . . . . . . . . . .   33

         SECTION 4.13.  Environmental Matters  . . . . . . . . . . . .   33

         SECTION 4.14.  Receivables Not Selected for Creditworthiness    34

         SECTION 4.15.  Eligible Receivables . . . . . . . . . . . . .   34








                            [NOT A PART OF THE AGREEMENT]


                                       - xi -         R#95355.6

                                                          ARTICLE V

                                      COVENANTS


         SECTION 5.01.  Information  . . . . . . . . . . . . . . . . .   34
              (a)  Annual Financial Statements
              (b)  Quarterly Financial Statements
              (c)  Officer's Certificate
              (d)  Accountants' Certificate
              (e)  Receivables Schedule
              (f)  Notice of Repurchase Event
              (g)  Notice of Debt Rating Change
              (h)  SEC Filings
              (i)  Notice of ERISA Matters
              (j)  Additional Information

         SECTION 5.02.  Inspection of Property, Books and Records  . .   36

         SECTION 5.03.  Maintenance of Existence . . . . . . . . . . .   36

         SECTION 5.04.  Dissolution  . . . . . . . . . . . . . . . . .   36

         SECTION 5.05.  Consolidations, Mergers and Sales of Assets  .   37

         SECTION 5.06.  Ownership of Bostitch and MAC  . . . . . . . .   37

         SECTION 5.07.  Use of Proceeds  . . . . . . . . . . . . . . .   37

         SECTION 5.08.  Compliance with Laws . . . . . . . . . . . . .   38

         SECTION 5.09.  Payment of Taxes . . . . . . . . . . . . . . .   38

         SECTION 5.10.  ERISA  . . . . . . . . . . . . . . . . . . . .   38

         SECTION 5.11.  Cash Flow Coverage . . . . . . . . . . . . . .   38

                                     ARTICLE VI

                                  REPURCHASE EVENTS


         SECTION 6.01.  Repurchase Events  . . . . . . . . . . . . . .   39

         SECTION 6.02.  Purchase or Repurchase Upon a Repurchase
              Event  . . . . . . . . . . . . . . . . . . . . . . . . .   41

         SECTION 6.03.  Billing and Collection of Receivables  . . . .   43

         SECTION 6.04.  Other Rights and Remedies  . . . . . . . . . .   43

         SECTION 6.05.  Security Interest; Offset  . . . . . . . . . .   45

         SECTION 6.06.  Notice of Repurchase Event . . . . . . . . . .   45

                                     ARTICLE VII

                                      THE AGENT


         SECTION 7.01.  Appointment, Powers and Immunities . . . . . .   45

         SECTION 7.02.  Reliance by Agent  . . . . . . . . . . . . . .   46

         SECTION 7.03.  Knowledge of Repurchase Events . . . . . . . .   46

         SECTION 7.04.  Rights of Agent as a Purchaser . . . . . . . .   46

         SECTION 7.05.  Indemnification  . . . . . . . . . . . . . . .   47

         SECTION 7.06.  Original Purchasers Treated as Owners  . . . .   47

         SECTION 7.07.  Non-Reliance on Agent and Other Purchasers . .   47

         SECTION 7.08.  Failure to Act . . . . . . . . . . . . . . . .   48

         SECTION 7.09.  Resignation or Removal of Agent  . . . . . . .   48

         SECTION 7.10.  Transmittal of Documents . . . . . . . . . . .   48

                                    ARTICLE VIII

                        CHANGE IN CIRCUMSTANCES; COMPENSATION


         SECTION 8.01.  Basis for Determining Euro-Dollar Rate
              Inadequate or Unfair . . . . . . . . . . . . . . . . . .   48

         SECTION 8.02.  Illegality . . . . . . . . . . . . . . . . . .   49

         SECTION 8.03.  Increased Cost and Reduced Return  . . . . . .   49

         SECTION 8.04.  Compensation . . . . . . . . . . . . . . . . .   51

                                     ARTICLE IX

                               UNCONDITIONAL GUARANTY




         SECTION 9.01.  Guaranty . . . . . . . . . . . . . . . . . . .   51

         SECTION 9.02.  Absolute, Unconditional Guaranty . . . . . . .   52

         SECTION 9.03.  Reinstatement  . . . . . . . . . . . . . . . .   53

         SECTION 9.04.  Purchasers' Rights . . . . . . . . . . . . . .   54

         SECTION 9.05.  Information Concerning Bostitch and MAC  . . .   54

         SECTION 9.06.  Subordination  . . . . . . . . . . . . . . . .   54

         SECTION 9.07.  Subrogation  . . . . . . . . . . . . . . . . .   55

         SECTION 9.08.  Continuing Guarantee . . . . . . . . . . . . .   55

                                      ARTICLE X

                                    MISCELLANEOUS


         SECTION 10.01.  Notices . . . . . . . . . . . . . . . . . . .   55

         SECTION 10.02.  No Waivers  . . . . . . . . . . . . . . . . .   55

         SECTION 10.03.  Expenses; Documentary Taxes; Indemnification    55

         SECTION 10.04.  Sharing of Set-Offs . . . . . . . . . . . . .   57

         SECTION 10.05.  Amendments and Waivers  . . . . . . . . . . .   57

         SECTION 10.06.  Margin Stock Collateral . . . . . . . . . . .   58

         SECTION 10.07.  Successors and Assigns  . . . . . . . . . . .   58

         SECTION 10.08.  Confidentiality . . . . . . . . . . . . . . .   60

         SECTION 10.09.  Substitute Debt Ratings . . . . . . . . . . .   60

         SECTION 10.10.  Purchasers' Sales Without Recourse or
              Warranty . . . . . . . . . . . . . . . . . . . . . . . .   61

         SECTION 10.11.  Obligations Several . . . . . . . . . . . . .   61

         SECTION 10.12.  Georgia Law . . . . . . . . . . . . . . . . .   61

         SECTION 10.13.  No Setoff . . . . . . . . . . . . . . . . . .   61

         SECTION 10.14.  Consent to Jurisdiction . . . . . . . . . . .   62

         SECTION 10.15.  Survival of Obligations . . . . . . . . . . .   62

         SECTION 10.16.  Severability  . . . . . . . . . . . . . . . .   62

         SECTION 10.17.  Captions  . . . . . . . . . . . . . . . . . .   62

         SECTION 10.18.  Counterparts  . . . . . . . . . . . . . . . .   62

                                      SCHEDULES


         SCHEDULE 2.07: Lockbox Accounts and Depositories

         SCHEDULE 2.12: Principal Offices, Location of Records, Etc.


                                      EXHIBITS


         EXHIBIT A-1:   Specimen Contract - Bostitch

         EXHIBIT A-2:   Specimen Contract - MAC

         EXHIBIT B:          Form of Receivables Schedule

         EXHIBIT C:          Form of Notice to Lockbox Depository

         EXHIBIT D-1:   Form of Settlement Statement

         EXHIBIT D-2:   Form of Agent's Settlement Statement

         EXHIBIT E:          Form of Assignment and Bill of Sale

         EXHIBIT F-1:   Form of Opinion of Stephen S. Weddle

         EXHIBIT F-2:   Form of Opinion of Vorys, Sater, Seymour and Pease

         EXHIBIT F-3:   Form of Opinion of Skadden, Arps, Slate, Meagher
         and Flom

         EXHIBIT G:          Form of Opinion of Agent's Special Counsel

         EXHIBIT H:          Form of Notice to Obligors

         EXHIBIT I:          Form of Assignment and Acceptance

                              RECEIVABLES PURCHASE AGREEMENT


              AGREEMENT dated as of December 1, 1993, among THE STANLEY WORKS, MAC TOOLS, INC., STANLEY BOSTITCH, INC., the PURCHASERS listed on the signature pages hereof, and WACHOVIA BANK OF GEORGIA, NATIONAL ASSOCIATION, as Agent.

              The parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

              SECTION 1.01.  Definitions.  The terms as defined in this
         Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein or therein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein (terms defined in the singular to have the corresponding meanings when used in the plural, and vice versa):

              "Adjusted Base Rate" means, for any day, a rate per annum equal to the sum of the Base Rate for such day plus the Applicable Base Rate Margin for such day, provided that, upon the occurrence and during the continuance of a Repurchase Event, the Adjusted Base Rate for any day means a rate per annum equal to the sum of the Base Rate for such day plus the Applicable Base Rate Margin for such day plus 2.00% per annum. The "Adjusted Base Rate" for any Settlement Period means a rate per annum equal to the weighted average of the Adjusted Base Rate in effect for each day during such Settlement Period.

              "Adjusted London Interbank Offered Rate" applicable to any Settlement Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (a) the applicable London Interbank Offered Rate for such Settlement Period by (b) 1.00 minus the Euro-Dollar Reserve Percentage.

              "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, any Seller and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of a Seller or any of Stanley's Subsidiaries and (b) none of the Subsidiaries of Stanley shall be Affiliates.

              "Agent" means Wachovia Bank of Georgia, National Association, a national banking association organized under the laws of the United States of America, in its capacity as agent for the Purchasers hereunder, and its successors and permitted assigns in such capacity.

              "Agent's Costs and Expenses" shall have the meaning assigned to such term in Section 2.08(d).

              "Agent's Servicing Fee" shall have the meaning assigned to such term in Section 2.08(d).

              "Agent's Settlement Statement" shall have the meaning assigned to such term in Section 2.07(b)(iii).

              "Agency Fees" shall have the meaning assigned to such term in
         Section 2.08(b).

              "Applicable Base Rate Margin" and "Applicable Euro-Dollar Margin" (collectively referred to herein as the "Applicable Margins") mean, for any day during any period set forth in the following table, those percentages per annum set forth opposite such period in such table, which percentages shall vary from time to time as set forth below depending on whether the Debt Rating of the Unsupported Stanley Debt is High, Medium or Low (the Applicable Margins to change from time to time on any day on which there occurs a change in the Debt Rating of the Unsupported Stanley Debt):

                        Period          Debt    Applicable   Applicable
                                       Rating     Euro-      Base
                                                  Dollar      Rate
                                                  Margin     Margin
                     Prior to the       High    + 0.2500%   + 0.0000%
                      Commitment
                   Expiration Date      Medium  + 0.3750%   + 0.1250%

                                         Low    + 0.5000%   + 0.2500%

                  From and after the    High    + 1.0000%   + 0.7500%
                      Commitment
                   Expiration Date
                                       Medium   + 1.1250%   + 0.8750%
                                         Low    + 1.2500%   + 1.0000%

               "Assignee" shall have the meaning set forth in Section
          10.07(c).

               "Assignment and Acceptance" shall have the meaning set forth in Section 10.07(c).

               "Authority" has the meaning set forth in Section 8.02.

               "Base Rate" means, for any day, the rate per annum equal to the higher as of such day of (a) the Prime Rate, and (b) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

               "Beneficial Interest" of any Purchaser means, at any time, such Purchaser's undivided beneficial ownership interest in the Purchased Receivables in an amount equal to such Purchaser's Beneficial Interest Percentage multiplied by the Portfolio Balance.

               "Beneficial Interest Percentage" of any Purchaser means, at any date, a percentage obtained by dividing (a) the sum of (i) the aggregate amount funded by such Purchaser hereunder, on or prior to such date, in respect of the Purchase Price for the Initial Offered Receivables and all Portfolio Increases minus
          (ii) the aggregate amount allocated and paid to such Purchaser pursuant to Section 2.09(c), on or prior to such date, in respect of all Portfolio Decreases by (b) the Portfolio Balance as of the Cutoff Date or, if later, the Domestic Business Day next preceding the Reset Date for the last Settlement Period that shall have ended on or prior to such date. In the event of a permitted assignment by a Purchaser of a portion of its Beneficial Interest, such Purchaser's Beneficial Interest Percentage shall be allocated proportionately between such Purchaser and such Purchaser's Assignee.

               "Bostitch" means Stanley-Bostitch, Inc., a Delaware corporation, and its permitted successors and assigns.

                   "Capital Stock" means any nonredeemable capital stock of Stanley or any Consolidated Subsidiary (to the extent issued to a Person other than Stanley), whether common or preferred.

               "Change of Law" shall have the meaning set forth in
          Section 8.02.

               "Charged-Off Receivable" shall mean a Receivable (a) that any Seller or Servicer has charged-off as uncollectible or (b) with respect to which any accounts, debts or other obligations of any Obligor thereon any Seller or Servicer has charged-off as uncollectible.

               "Closing Balance" for any Settlement Period means the Portfolio Balance of the Closing Receivables for such Settlement Period as of the Domestic Business Day next preceding the Reset Date for such Settlement Period.

               "Closing Date" means the date on which there shall have been satisfied all of the conditions specified in Article IV to the purchase of Receivables on the occasion of the first purchase of Receivables hereunder.

               "Closing Receivables" for any Settlement Period shall mean
          (a) all Receivables constituting Purchased Receivables as of the Ending Date for such Settlement Period, excluding all Opening Receivables for such Settlement Period (i) that any Seller is required to repurchase on such Ending Date pursuant to Section
          2.06 or (ii) that have been fully paid by the Obligors thereon and with respect to which there remains no Unpaid Balance, and

          (b) all additional Receivables, if any, offered for sale on such Ending Date to the Purchasers pursuant to Section 2.02, but only if such Ending Date is prior to the Commitment Expiration Date or the Commitment Termination Date, as applicable.

               "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

               "Commission" shall have the meaning set forth in Section
          4.05.

               "Commitment" means, with respect to each Purchaser, the amount set forth opposite the name of such Purchaser on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.05. The total of the Commitments initially shall be $80,000,000.

               "Commitment Expiration Date" means September 20, 1996 or such later date as the Sellers and all of the Purchasers may agree in to writing.

                   "Commitment Percentage" of any Purchaser means (a) at any time prior to the Commitment Expiration Date or the Commitment Termination Date, as applicable, a percentage obtained by dividing such Purchaser's Commitment by the total Commitments as at such time and (b) at any time from and after the Commitment Expiration Date or the Commitment Termination Date, as applicable, a percentage obtained by dividing such Purchaser's Commitment by the total Commitments as in effect immediately prior to the Commitment Expiration Date or the Commitment Termination Date, as applicable; provided that in the event of a permitted assignment by a Purchaser of a portion of its Beneficial Interest, such Purchaser's Commitment Percentage shall be allocated proportionately between such Purchaser and such Purchaser's Assignee.

               "Commitment Termination Date" shall have the meaning assigned to such term in Section 2.13(a).

               "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with generally accepted accounting principles consistently applied, would be consolidated with those of Stanley in its consolidated financial statements as of such date.

               "Contract" means, with respect to any Receivable, the installment sale or other financing contract or lease under or pursuant to which such Receivable was created or otherwise arose, between and executed by the seller of such Receivable and all Obligors on such Receivable, for the sale or lease of goods by such seller to or for the benefit of such Obligor, and for the performance of related services, if any, together with each other accompanying or related purchase order, guarantee, waiver or other instrument evidencing, securing or otherwise given in connection with such Receivable.

               "Controlled Group" means all members (including Stanley) of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Stanley, are treated as a single employer under Section 414 of the Code.

               "Cutoff Date" means the third Euro-Dollar Business Day that next precedes the Closing Date.

               "Debt" of any Person means at any date, without duplication,
          (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) the principal component of all obligations of such Person as lessee under leases that are accounted for as capital leases, (e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (f) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (g) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (h) all Debt of others Guaranteed by such Person. For purposes of clause (h) of this definition, the amount of Debt attributable to any Guarantee shall be deemed to be equal to the amount of the Debt so Guaranteed or, if the amount of such Debt may vary from time to time, the maximum amount of such Debt, provided that if the amount or maximum amount of such Debt is not stated or determinable, then the amount of Debt attributable to such Guarantee shall be the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

               "Debt Rating" means, at any time, the rating of the Unsupported Stanley Debt by Standard & Poor's and Moody's (or, in circumstances where Standard & Poor's or Moody's is not providing public ratings of Unsupported Stanley Debt, substitute public ratings or private credit ratings as specified in Section 10.09). The Debt Rating shall be "High" at any time when Unsupported Stanley Debt is rated A minus or higher by Standard & Poor's and A3 or higher by Moody's (or, in either case, the comparable ratings then in existence). The Debt Rating shall be "Medium" at any time when Unsupported Stanley Debt is rated (x) BBB+ or higher, but lower than A minus, by Standard & Poor's and Baa1 or higher by Moody's, or (y) BBB+ or higher by Standard & Poor's and Baa1 or higher, but lower than A3, by Moody's (or, in any case, the comparable ratings then in existence). The Debt Rating shall be "Low" at any time when Unsupported Stanley Debt is rated lower than BBB+ by Standard & Poor's or lower than Baa1 by Moody's (or, in either case, the comparable ratings then in existence). The Debt Rating shall be "Less Than Investment Grade" at any time when Unsupported Stanley Debt is rated lower than BBB- by Standard & Poor's or lower than Baa3 by Moody's (or, in either case, the comparable ratings then in existence).

               "Defaulted Receivable" means, at any time, a Purchased Receivable (a) with respect to which any required payment thereon or in respect thereof (including, without limitation, in respect of principal, interest or taxes) is more than 90 days past due, or (b) in respect of which any Obligor thereon (i) has committed any material breach under the Contract giving rise to such Receivable, which breach has not been cured within 60 days after written notice thereof from any Seller, any Servicer, or the Agent (which notice shall be given at the Agent's option or at the direction of any Purchaser), (ii) has ceased doing business as a going concern (if such Obligor is a corporation), or (iii) has become insolvent or bankrupt under any insolvency or bankrupcy law or has made an assignment for the benefit of creditors.

               "Dollars" or "$" means dollars in lawful currency of the United States of America.

               "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia or New York are authorized by law to close.

               "Eligible Purchaser" means, at any time, a Purchaser (or an Assignee or potential Assignee) that at such time (a) is a commercial or investment bank, insurance company or other financial institution (but excluding factors) and (b) is not a Seller or a Subsidiary or an Affiliate of any Seller or Subsidiary.

               "Eligible Receivable" means, at any time, a Receivable:

                    (a) as to which (i) at the time of its creation and its conveyance hereunder, the Seller thereof (x) was the true and sole owner thereof, (y) had good, absolute and marketable title thereto free and clear of all Liens of any nature, and (z) had the right to transfer and assign the same without restriction, and (ii) the full Net Balance, as shown on the bill of sale or the Receivables Schedule first identifying the same, is owing;

                    (b) that was created, and with respect to which at all times thereafter the Seller thereof, the underlying Contract and the related sales and services remain in all material respects, in compliance with all applicable laws, statutes, rules or regulations (including, without limitation, laws pertaining to usury, other limitations on interest, truth in lending, equal credit opportunity, consumer protection and unfair or deceptive trade practice, as any of such laws are applicable);

                    (c) that (i) is payable in Dollars, (ii) is free from allowances, discounts, credits, adjustments, defenses, set-offs or counterclaims by any Obligor thereon of any kind against the Seller thereof, (iii) is secured by a valid security interest in the goods the sale or lease of which gave rise to such Receivable, (iv) is not evidenced, in whole or in part, by any note, trade acceptance, draft or other instrument constituting an "instrument" or "document" within the meaning of Article 9 of the UCC as enacted and then in effect in the States of Connecticut, Ohio, Rhode Island, Georgia or any other jurisdiction in which any Seller has its principal place of business or maintains any books, records, files or other information concerning any of its Receivables and (v) was created in an created in a country that is a member of the Organization for Economic Cooperation and Development.

                    (d) with respect to which (i) the right to payment has been fully earned by delivery and acceptance of the goods involved and by the completed performance of all related services, if any, (ii) there has been no denial of liability by any Obligor, and (iii) no Obligor is the United States of America, any State thereof or any political subdivision or agency of the United States of America or any such State, unless the Seller thereof has fully complied with the Assignment of Claims Act or any similar applicable State law with respect to such Receivable;

                    (e)
          with respect to which the underlying Contract (i) is substantially in a form as shown in Exhibit A-1 or Exhibit A-2 or

          (if Stanley is the Seller of such Receivable) in a form approved by the Purchasers, in each case without material amendments, modifications or supplements thereto, written or otherwise, (ii) has been duly and fully executed by the seller or lessor of the goods sold or leased thereunder and by each Obligor thereon,
          (iii) constitutes the valid, genuine and binding obligation of each such Obligor, enforceable in accordance with its terms, (iv) constitutes the only Contract with respect to the goods sold or leased thereunder and the services, if any, related thereto, (v) correctly states all names, addresses, amounts and other statements of fact, (vi) has a term no longer than 60 months from the date of such Contract, (vii) contains no provision prohibiting assignment of, or the creation of a security interest in, such Contract or the Receivable arising thereunder, and
          (viii) is in the possession of either a Servicer or the Agent in originally executed form (and not a copy);

                    (f)
          that is not (i) a Charged-Off Receivable or a Defaulted
          Receivable, (ii) payable by any Obligor that is an Obligor under a Defaulted Receivable or a Charged-Off Receivable, or (iii) in repossession or litigation; and

                    (g)
          that constitutes either an "account" or "chattel paper" under and as defined in Article 9 of the UCC as enacted and then in effect in the States of Connecticut, Ohio, Rhode Island, Georgia or any other jurisdiction in which any Seller has its principal place of business or maintains any books, records, files or other information concerning any of its Receivables.

               "Ending Date" for any Settlement Period means the last day of such Settlement Period.

                   "Environmental Laws" means any Federal, state or local law, statute, rule or regulation, or any order or decree of any governmental authority or regulatory body, relating to health, safety or the environment.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

               "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

               "Euro-Dollar Rate" means, for any day during any Settlement Period, a rate per annum equal to the sum of the Adjusted London Interbank Offered Rate for such Settlement Period plus the Applicable Euro-Dollar Margin for such day, provided that, upon the occurrence and during the continuance of a Repurchase Event, the Euro-Dollar Rate for any day during any Settlement Period means a rate per annum equal to the sum of (x) the Adjusted London Interbank Offered Rate for such Settlement Period plus (y) the Applicable Euro-Dollar Margin for such day plus (z) 2.00% per annum. The "Euro-Dollar Rate" for any Settlement Period means a rate per annum equal to the weighted average of the Euro-Dollar Rate in effect for each day during such Settlement Period.

               "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities that includes deposits by reference to which the Purchasers' Yield (when calculated by reference to the London Interbank Offered Rate) is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of any Purchaser to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

               "Facility Documents" means this Agreement and any other document evidencing or securing any Seller's Obligations.

               "Facility Fee" shall have the meaning assigned to such term in Section 2.08(a).

               "Facility Fee Rate" means, for any day, a rate per annum equal to (a) to 0.1500% per annum at all times when the Debt Rating of Unsupported Stanley Debt is High, or (b) 0.1875% per annum at all other times.

               "Federal Funds Rate" means, for any day, the rate per annum (rounded, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Domestic Business Day, for the next preceding Domestic Business Day) by the Federal Reserve Bank of New York, provided that if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

               "Fiscal Year" means any fiscal year of Stanley.

               "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

               "Guaranteed Obligations" shall have the meaning assigned to such term in Section 9.01.

               "Hazardous Materials" means (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, or in any other applicable federal, state or local law, rule or regulation, (b) hazardous substances, as defined in the Comprehensive Environmental Response, Compensation and Liability Act, or in any other applicable federal, state or local law, rule or regulation, (c) gasoline or any other petroleum product or by-product (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas products, urea formaldehyde, asbestos or polychlorinated biphenyls, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any other applicable federal, state or local law, rule or regulation, (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any other applicable federal, state or local law, rule or regulation, or (f) any other hazardous, toxic or dangerous substance, material, waste, pollutant or contaminant, defined as such in (or for the purposes of) any other applicable federal or state environmental law, rule or regulation, in each case as each such Act, statute, law, rule or regulation may be amended from time to time.

               "Initial Offered Receivables" shall have the meaning assigned to such term in Section 2.02(a).

               "Lockbox Account" shall have the meaning assigned to such term in Section 2.07(a)(vii).

               "Lockbox Depository" shall have the meaning assigned to such term in Section 2.07(a)(vii).

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, Stanley or any Subsidiary shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease (to the extent accounted for as a capital lease) or other title retention agreement relating to such asset.

               "London Interbank Offered Rate" applicable to any Settlement Period means the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of the Opening Balance for such Settlement Period offered for a term of three months, which rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, two (2) Euro-Dollar Business Days prior to the first day of such Settlement Period, provided that (a) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of such offered rates; and (b) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Settlement Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of rates quoted by not less than two major banks in New York City, selected by the Agent, at approximately 10:00 a.m., Atlanta, Georgia time, two
          (2) Euro-Dollar Business Days prior to the first day of such Settlement Period, for deposits in Dollars offered to leading European banks for a period of three months in an amount comparable to the Opening Balance for such Settlement Period.

                   "MAC" means Mac Tools, Inc., an Ohio corporation, and its permitted successors and assigns.

               "Margin Stock" means "margin stock" as defined in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

               "Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of Stanley and its Consolidated Subsidiaries taken as a whole.

               "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

               "Multiemployer Plan" shall have the meaning set forth in
          Section 4001(a)(3) of ERISA.

               "Net Balance" means, with respect to any Receivable at any time, the Unpaid Balance of such Receivable at such time less the Unearned Charges (to the extent such Unearned Charges are included in such Unpaid Balance) with respect to such Receivable at such time.

               "Notice to Lockbox Depository" shall have the meaning assigned to such term in Section 2.07(a)(vii).

               "Notice to Obligor" shall have the meaning assigned to such term in Section 3.02(b).

               "Obligations" of a Seller or the Sellers, as the case may be, means all indebtedness, obligations and liabilities existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of such Seller or Sellers, as applicable, under this Agreement or any other Facility Document, including, without limitation, all such indebtedness, obligations and liabilities under Article II,
          Section 6.02 and Article IX.

               "Obligor" means, with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof, and its or their heirs, legal representatives, successors and assigns.

               "Office" means, as to each Purchaser, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Office) or such other office as such Purchaser may hereafter designate as its Office by notice to Stanley and the Agent.

                   "Opening Balance" for any Settlement Period means the Portfolio Balance of the Opening Receivables for such Settlement Period as of the first day of such Settlement Period.

               "Opening Receivables" means (a) for the first Settlement Period, the Receivables first purchased by the Purchasers under this Agreement on the Closing Date, and (b) for each other Settlement Period, the Closing Receivables for the next preceding Settlement Period.

               "Participant" has the meaning set forth in Section 10.07(b).

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

               "Plan" means at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

               "Portfolio Balance" means, at any time, the aggregate amount of the Net Balances of all Purchased Receivables at such time.

               "Portfolio Decrease" means, for any Settlement Period, the positive sum, if any, of the Opening Balance for such Settlement Period minus the Closing Balance for such Settlement Period.

               "Portfolio Increase" means, for any Settlement Period, the negative sum, if any, of the Opening Balance for such Settlement Period minus the Closing Balance for such Settlement Period. The Portfolio Increase for any Settlement Period represents the amount of the aggregate Purchase Price for all Subsequently Offered Receivables to be purchased by the Purchasers hereunder on the Ending Date for such Settlement Period, net of the amount by which the Opening Balance for such Settlement Period exceeds the aggregate Net Balance of the Opening Receivables for such Settlement Period as of such Ending Date.

               "Potential Repurchase Event" means any act, event, condition or circumstance that with the giving of notice or lapse of time or both would, unless cured or waived, become a Repurchase Event.

                   "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

               "Principal Subsidiary" means any Subsidiary of Stanley that has net sales that represent 15% or more of the consolidated net sales of Stanley and its Consolidated Subsidiaries taken as a whole.

               "Purchase" means a purchase of Receivables hereunder by the Purchasers under the Commitments.

               "Purchase Price" shall have the meaning assigned to such term in Section 2.03(a).

               "Purchased Receivables" means, at any time, all Receivables that have then or theretofore been sold hereunder to the Purchasers and that continue to be beneficially owned by them.

               "Purchaser" means each bank listed on the signature pages hereof as having a Commitment, and its successors and permitted assigns.

               "Purchasers' Yield" for any Settlement Period means an amount equal to the product obtained by multiplying (a) the Opening Balance for such Settlement Period times (b) the Yield Rate for such Settlement Period times (c) a fraction, the numerator of which is the number of days in such Settlement Period, including the first but excluding the last, and the denominator of which is 360.

               "Receivable" shall mean the right to receive all or any part of the payments made or to be made by or for the benefit of any Obligor under a Contract, which right has been fully earned by delivery and acceptance of goods and by performance in full of all related services, if any, in accordance with the terms of such Contract.

               "Receivables Schedule" shall have the meaning assigned to such term in Section 2.02(a).

               "Reportable Event" shall have the meaning given such term in
          Section 4043(b) of Title V of ERISA (other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations).

               "Repurchase Event" shall have the meaning set forth in
          Section 6.01.

                   "Required Purchasers" means at any time Purchasers having Commitments that equal or exceed 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Purchasers holding at least 66 2/3% of Beneficial Interests, provided that if any Purchaser's Beneficial Interest shall have been purchased, pursuant to Section 6.02(a) or otherwise, or is otherwise owned or held, legally or beneficially, by any Person that is not an Eligible Purchaser, then so long as such Beneficial Interest shall be owned or held by any such Person, such Purchaser's Commitment and Beneficial Interest shall be zero and shall not be considered for the determination of the Required Purchasers.

               "Reset Date" for any Settlement Period means the second Euro-Dollar Business Day next preceding the Ending Date for such Settlement Period.

               "Security" shall have the meaning assigned to such term in
          Section 2(l) of the Securities Act of 1933, as amended.

               "Sellers" means Stanley, Bostitch and MAC.

               "Sellers' Servicing Fee" shall have the meaning assigned to such term in Section 2.09(f).

               "Servicers" means the Sellers in their capacity as servicers of the Purchased Receivables acting on behalf of and as independent contractors of the Purchasers.

               "Settlement Period" means each period that (i) in the case of the first Settlement Period, shall commence on Closing Date and shall end March 20, 1994 or (ii) in the case of each Settlement Period thereafter, shall commence on the last day of the immediately preceding Settlement Period and shall end on the 20th day in the third succeeding calendar month (unless such day is not a Euro-Dollar Business Day, in which event such Settlement Period shall end on the next succeeding Euro-Dollar Business
          Day).

               "Settlement Statement" has the meaning assigned to such term in Section 2.09(b).

               "Standard & Poor's" means Standard & Poor's Corporation and any successor thereto that is a nationally recognized rating agency.

               "Stanley" means The Stanley Works, a Connecticut corporation, and its permitted successors and assigns, and shall be deemed to refer to it in its capacity as a Seller hereunder and as a guarantor of the Guaranteed Obligations pursuant to the provisions of Article IX.

                   "Subsequently Offered Receivables" means, with respect to the Ending Date for any Settlement Period, in the event that on the Domestic Business Day next preceding the Reset Date for such Settlement Period the Portfolio Balance of the Opening
          Receivables for such Settlement Period (excluding those, if any, that any Seller is required to repurchase on such Ending Date pursuant to Section 2.06) is less than the total Commitments then in effect, all additional Receivables, if any, offered for sale to the Purchasers on such Ending Date pursuant to Section
          2.02(b).

               "Subsidiary" of a Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise indicated, all references herein to Subsidiaries refer to Subsidiaries of Stanley, including, without limitation, Bostitch and MAC.

               "Transferee" has the meaning set forth in Section 10.07(d).

               "UCC" or "U.C.C." means, at any time, the Uniform Commercial Code as enacted and then in effect in any relevant jurisdiction.

               "Unearned Charges" means, with respect to any Receivable at any time, any sales, use or other taxes applicable to such Receivable plus all interest and other charges applicable to such Receivable that have not then been earned or accrued, determined in each case by the terms of the Contract giving rise to such Receivable.

               "Unpaid Balance" shall mean, with respect to any Receivable at any time, the aggregate of installments of principal and interest due and to become due on such Receivable at such time, plus any and all sales, use or other taxes applicable to such Receivable.

               "Unsupported Stanley Debt" means, at any time (a) the long-term senior, unsecured Debt of Stanley, the creditworthiness of which is not supported through defeasance, guarantees, credit enhancement or otherwise or (b) if at such time no such Debt is outstanding, Stanley's Obligations under this Agreement.

               "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of Stanley's corporate directors (or Persons performing similar functions).

               "Yield Rate" for any Settlement Period means the Adjusted Base Rate or the Euro-Dollar Rate for such Settlement Period, as Stanley shall select or be deemed to have selected pursuant to
          Section 2.04.

               "Wachovia" means Wachovia Bank of Georgia, National Association, a national banking association and its successors.

               "Withdrawal Liability" means a withdrawal liability with respect to a Multiemployer Plan under Title IV of ERISA.

               "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by Stanley.

               SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by Stanley's independent public accountants) with the most recent audited consolidated financial statements of Stanley and its Consolidated Subsidiaries delivered to the Purchasers.

               SECTION 1.03. References. Except as otherwise expressly provided in this Agreement: the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits hereto, if any, that are a part hereof, and not to any particular Section, Article, paragraph or other subdivision; the singular includes the plural and the plural includes the singular; "or" is not exclusive; the words "include," "includes" and "including" are not limiting; a reference to any agreement or other contract includes past and future permitted supplements, amendments, modifications and restatements thereto or thereof; a reference to an Article, Section, paragraph or other subdivision, Schedule or
          Exhibit is a reference to an Article, Section, paragraph or other subdivision of, or Schedule or Exhibit to, this Agreement; a reference to any law includes any amendment or modification to such law and any rules and regulations promulgated thereunder; a reference to a Person includes its permitted successors and assigns; any right may be exercised at any time and from time to time; and, except as otherwise expressly provided therein, all obligations under any agreement or other contract are continuing obligations throughout the term of such agreement or contract.



                                                         ARTICLE II

                        PURCHASE AND SERVICING OF RECEIVABLES

               SECTION 2.01. Commitments to Purchase Receivables. Each Purchaser severally agrees, on the terms and conditions set forth herein, to purchase Receivables, up to such Purchaser's Commitment, owned by one or more of the Sellers and offered for sale pursuant to Section 2.02 on the Closing Date and on any Ending Date for any Settlement Period ending prior to the Commitment Expiration Date or the Commitment Termination Date, as applicable; provided that, immediately after each such Purchase the Portfolio Balance shall not exceed the total Commitments; and provided further that the aggregate Net Balances, as of the Cutoff Date, of Receivables so offered for sale on the Closing Date, shall not be less than $25,000,000. Notwithstanding anything in this Agreement to the contrary, neither the Agent or any Purchaser shall assume or be deemed or considered to have assumed the duties, liabilities or obligations of any Seller or any other Person under any Contract by reason of any Purchase hereunder or otherwise.

               SECTION 2.02. Receivables Schedules; Method of Offer. (a) Initial Purchase. Not later than 10:00 a.m. (Atlanta, Georgia time) on the second Euro-Dollar Day next preceding the Closing Date, Stanley shall deliver to the Agent a schedule in the form attached hereto as Exhibit B (a "Receivables Schedule") for the Closing Date, which Receivables Schedule shall be dated as of such second Euro-Dollar Business Day next preceding the Closing Date. Such Schedule so delivered shall identify each Receivable offered for sale to the Purchasers on the Closing Date (the "Initial Offered Receivables").

               (b) Subsequent Purchases. Stanley shall deliver to the Agent, for receipt not later than 10:00 a.m. (Atlanta, Georgia time) on the Ending Date for each Settlement Period, a Receivables Schedule for such Settlement Period, dated as of Domestic Business Day next preceding the Reset Date for such Settlement Period, that identifies each Closing Receivable for such Settlement Period, including (in the case of any Settlement Period ending prior to the Commitment Termination Date or the Commitment Expiration Date, as applicable) all Subsequently Offered Receivables, if any, offered for sale on such Ending Date, provided that the aggregate Net Balance of such Subsequently Offered Receivables shall not exceed the amount, if any, by which the total Commitments exceed the Portfolio Balance, as of the Domestic Business Day next preceding such Reset Date, of the Opening Receivables for such Settlement Period (excluding those, if any, that any Seller is required to repurchase on such Ending Date pursuant to Section 2.06). The Closing Balance for such Settlement Period, as reflected in the Settlement Statement for such Settlement Period to be delivered for receipt by the Agent not later than 10:00 a.m. (Atlanta, Georgia) on the Ending Date for such Settlement Period, shall reflect the aggregate Net Balance of such Subsequently Offered Receivables as of the Domestic Business Day next preceding the Reset Date for such Settlement Period.

               (c) Contents and Effect of Receivables Schedules. No Receivables Schedule shall list any Receivable that, to the knowledge of any Seller, after reasonable inquiry, is not or may not be an Eligible Receivable. With respect to each Receivable listed on any Receivables Schedule, such Receivables Schedule shall contain such information as to enable the Purchasers to determine, with respect to such Receivable, (i) the name of each Obligor thereon, (ii) the original term (expressed in months) of the Contract giving rise to such Receivable, (iii) the amount and frequency (e.g., monthly or quarterly) of, and due date for, each payment due thereon, (iv) the aggregate number of remaining payments due thereon as of the Closing Date or such Ending Date, as applicable, (v) the Net Balance thereof as of the date of such Receivables Schedule (which, in the case of the Receivables Schedule for the Closing Date shall be the Cutoff Date and in the case of a Receivables Schedule for any Settlement Period shall be the Domestic Business Day next preceding the Reset Date for such Settlement Period), and (vi) an aging of such Receivable. The delivery of each Receivables Schedule shall constitute an offer to sell to the Purchasers hereunder (x) on the Closing Date, each Initial Offered Receivable and (y) on the Ending Date for any Settlement Period, each Subsequently Offered Receivable for such Ending Date.

               SECTION 2.03. Purchase Price. (a) The purchase price payable by the Purchasers for the Initial Offered Receivables and for the Subsequently Offered Receivables on the Ending Date for any Settlement Period, as the case may be (the "Purchase Price"), shall be equal to the aggregate Net Balances of all the Initial Offered Receivables as of the Cutoff Date or, in the case of such Subsequently Offered Receivables, the aggregate Net Balances of all such Subsequently Offered Receivables as of the Domestic Business Day next preceding the Reset Date for such Settlement Period.

               (b) With respect to the Purchase Price for the Initial Offered Receivables, on the Closing Date, each Purchaser shall make available to the Agent its ratable share (determined on the basis of such Purchaser's Commitment Percentage) of such Purchase Price. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will, subject to Section 2.10(c), make the funds so received from the Purchasers available to Stanley on the Closing Date, on behalf of and for the account of the Sellers, at the Agent's address referred to in Section 10.01.

                   (c) The Purchase Price for any Subsequently Offered Receivables purchased on the Ending Date for any Settlement Period shall be credited to the Sellers and accounted for as part of the settlement reconciliation for such Settlement Period pursuant to Section 2.09.

               SECTION 2.04. Purchasers' Yield. (a) The Sellers hereby guarantee to the Purchasers a yield on the Opening Receivables for each Settlement Period equal to the Purchasers' Yield for such Settlement Period, without regard to the amount of interest on such Opening Receivables collected from the Obligors thereon during such Settlement Period. The Purchasers' Yield for each Settlement Period shall be credited to the Purchasers and accounted for as part of the settlement reconciliation for such Settlement Period pursuant to Section 2.09.

               (b) Stanley may select, on behalf of the Sellers, for each Settlement Period whether the Yield Rate for such Settlement Period shall be the Adjusted Base Rate or the Euro-Dollar Rate for such Settlement Period. Such selection shall be made by written notice from Stanley to the Agent to be received not later than 10:00 a.m. (Atlanta, Georgia time) on the third Euro-Dollar Business Day next preceding the first day of such Settlement Period if Stanley shall elect the Euro-Dollar Rate as the Yield Rate for such Settlement Period; provided that if the Agent shall not have received such a notice from Stanley on or prior to 10:00 a.m. (Atlanta, Georgia time) on the third Euro-Dollar Business day next preceding the first day of such Settlement Period, Stanley shall be deemed to have selected, on behalf of the Sellers, the Euro-Dollar Rate as the Yield Rate for such Settlement Period; and provided further that, upon the occurrence and during the continuance of a Repurchase Event, Stanley may not select the Euro-Dollar Rate as the Yield Rate for any Settlement Period unless all of the Purchasers shall consent thereto in writing.

               SECTION 2.05. Commitment Reductions. If on the Ending Date for any Settlement Period the total Commitments shall exceed the Closing Balance for such Settlement Period, Stanley may reduce the Commitments effective as of such Ending Date by the amount of such excess by delivering to the Agent, not less than 5 Domestic Business Days prior to such Ending Date, written notice of such reduction specifying the total amount of such reduction and the Settlement Period Ending Date on which such reduction shall be effective. Any notice of a reduction of the Commitments delivered pursuant to this Section shall be irrevocable, and on the Settlement Period Ending Date so specified in such notice the Commitments shall be reduced, without further action, by the amount of reduction so specified in such notice. Each such reduction shall be applied pro rata to the Commitments of the respective Purchasers based on their respective Commitment Percentages.

                   SECTION 2.06. Repurchase of Receivables; Corrections for Errors. (a) Each Seller shall repurchase from the Purchasers any Purchased Receivable conveyed hereunder by such Seller (i) that becomes a Defaulted Receivable or a Charged-Off Receivable,
          (ii) with respect to which any Obligor thereon is also an Obligor on a Defaulted Receivable or a Charged-Off Receivable, (iii) that was not an Eligible Receivable when conveyed to the Purchasers hereunder, or (iv) that at any time after such conveyance ceases to be an Eligible Receivable for any reason (other than solely by reason of its conveyance to the Purchasers hereunder). Such repurchase shall be made as of the Ending Date of any Settlement Period during which any officer or responsible official (including, without limitation, the credit manager) of such Seller or any Servicer obtains knowledge of, or during which the Agent or any Purchaser shall have notified Stanley or such Seller of, any of the foregoing conditions with respect to such Purchased Receivable. The repurchase price for each such Purchased Receivable shall be the Net Balance of such Purchased Receivable as of the Domestic Business Day next preceding the Reset Date for such Settlement Period.

               (b) If it shall be determined that, as a result of any error in a Receivables Schedule, a Settlement Statement or otherwise, the amount paid by the Purchasers in respect of the Purchase Price for the Initial Offered Receivables or any Subsequently Offered Receivables exceeded or was less than the Purchase Price required to be paid hereunder, then on the Ending Date of any Settlement Period in which such error shall have been discovered the Sellers and the Purchasers shall make appropriate adjustments to correct such error, which adjustments may include, without limitation, the Sellers' repurchase of Purchased Receivables or a refund of amounts paid in respect of the Purchase Price, as appropriate.

               (c) With respect to each Purchased Receivable to be repurchased under this Section on the Ending Date for any Settlement Period, the repurchase price for such Purchased Receivable, together with the Purchasers' Yield allocable to such Purchased Receivable for such Settlement Period shall be credited to the Purchasers and accounted for as part of the settlement reconciliation for such Settlement Period pursuant to Section 2.09.

               SECTION 2.07. Servicing and Collections. (a) Until such time as the Agent shall have assumed the responsibility for the billing and collection of the Purchased Receivables pursuant to
          Section 6.03 or paragraph (b) of this Section, the Sellers, in their capacity as Servicers and acting on behalf of and as independent contractors of the Purchasers, shall bill and service the Purchased Receivables and collect all amounts due from Obligors on the Purchased Receivables. In the performance of such duties, the Sellers shall use such reasonable commercial practices, and exercise such care and diligence, as the Sellers would employ in the billing, servicing and collection of Receivables owned by them. Subject to and in accordance with the provisions of Section 2.09, all amounts collected by the Servicers in respect of the Purchased Receivables during any Settlement Period shall be credited to the Purchasers and accounted for as part of the settlement reconciliation for such Settlement Period pursuant to Section 2.09. As compensation for the Sellers' performance of their duties as Servicers, the Sellers shall be entitled to a Sellers' Servicing Fee for each Settlement Period for which such duties are performed, as provided in Section 2.08(c), but otherwise the Sellers shall perform their duties as Servicers hereunder at their own expense. As part of and included in the Sellers' duties as Servicers, the Sellers agree as follows:

                    (i) Sellers shall, on behalf of the Purchasers, collect payments and all sales/use and other applicable taxes from Obligors on the Purchased Receivables and will, at their sole cost and expense, diligently perform all billing and collecting for amounts due or to become due with respect to Purchased Receivables. Sellers shall bill Obligors in accordance with their standard billing procedures, provided that each invoice sent to an Obligor with respect to any Purchased Receivable shall separately list the amount due as such Obligor's payment obligation under such Purchased Receivable from any other Receivable that is not a Purchased Receivable.

                    (ii) Sellers shall maintain books and records
               pertaining to all Purchased Receivables.

                    (iii) To the extent the Sellers are responsible therefor, the Sellers will, on behalf of the Purchasers, collect when due, any and all personal property taxes, license fees, sales, use, excise, or similar taxes now or hereafter imposed by any governmental authority or regulatory body on any goods sold or leased, or services performed, under or pursuant to any Contract giving rise to any Purchased Receivable or payments due under such Contract, or such Contract itself or the Purchased Receivable arising thereunder, together with any penalties or interest in connection therewith and remit the same to the appropriate governmental authority or regulatory body. To the extent any Purchaser is directly assessed any taxes, penalties or interest on any such goods or services, on any such payments or on any such Contract or Purchased Receivable, and such Purchaser notifies Stanley of said assessment, then such Purchaser and the Sellers agree to first attempt (at the Sellers' expense) to have the governmental authority or regulatory body reassess such taxes, penalties or interest against the Sellers on behalf of such Purchaser, failing which, such Purchaser shall pay such taxes to the appropriate governmental authority or regulatory body; provided that such taxes, penalty or interest shall in any event be paid by the Purchasers before they become delinquent or become a Lien upon any Purchased Receivable or any goods sold or leased under any Contract giving rise to any Purchased Receivable. Stanley shall, promptly upon demand, reimburse each Purchaser for all such taxes, penalties and interest so assessed against and paid by such Purchaser. Each Purchaser agrees to cooperate with and provide reasonable assistance to the Sellers, at the Sellers' sole cost and expense, in their efforts to obtain a refund from the appropriate governmental authority or regulatory body for any duplication of any tax payments.

                    (iv) Sellers shall maintain and preserve the original
               Contracts giving rise to the Purchased Receivables and shall not permit any other Person to obtain possession thereof, provided that, if the Agent shall have assumed the Sellers' duties for the billing and collection of the Purchased Receivables pursuant to Section 6.03 or paragraph (b) of this Section, then the Sellers shall promptly deliver to the Agent the originals (and all original counterparts in any Seller's possession or control) of all such Contracts. Further, the Sellers shall file proper financing statements or (with respect to financing statements theretofore filed) financing statement amendments under Article 9 of the UCC (as enacted and then in effect in any relevant jurisdiction) with the appropriate recording officers showing the Agent, as assignee of any security interest in the goods sold or leased under any such Contract, provided that no such filing shall be required to be made unless (x) the Sellers shall fail to repurchase the Purchased Receivables or any Purchaser's Beneficial Interest pursuant to Section 6.02 or
               (y) the Agent shall have assumed the Sellers' duties and responsibilities for the billing and collection of Purchased Receivables pursuant to paragraph (b) of this Section or
               Section 6.03.

                    (v) Sellers shall preserve and maintain such records of goods sold or leased under a Contract that are in the possession of any Obligor under a Purchased Receivable in accordance with the Sellers' normal business procedures. Sellers shall give each Purchaser and the Agent, and their respective representatives, at all reasonable times access to such records and shall permit such representatives to inspect, audit and to make extracts therefrom.

                    (vi) Where required under a Contract giving rise to a
               Purchased Receivable, Sellers shall obtain evidence of insurance covering the goods sold or leased under such Contract and listing the Seller of such Purchased Receivable and any of its assigns as co-payee.

                    (vii) Sellers shall direct that all payments made by any Obligor on any Purchased Receivable be deposited into one or more separate lockbox accounts (each a "Lockbox Account") with a depository that is not a Subsidiary or an Affiliate (a "Lockbox Depository") for which each Seller shall have delivered to the Agent, executed in blank, a notice to such Lockbox Depository (a "Notice to Lockbox Depository") substantially in the form of Exhibit C attached hereto. The Sellers warrant and represent that attached hereto as Schedule 2.07 is a true and correct listing of all

               Lockbox Accounts and the names and addresses of all Lockbox Depositories. No Seller shall close or make any change of any Lockbox Account or any Lockbox Depository, or authorize or direct any Obligor on any Purchased Receivable to remit its payments to a different Person or account (or, in the case of Stanley, any Person or account), unless, not less than 30 days prior to the date thereof, such Seller shall have delivered written notice thereof to the Agent and shall have executed and delivered to the Agent a new Notice to Lockbox Depository, addressed to such new Lockbox Depository but otherwise executed in blank. Subject to paragraph (b) of this Section and Section 6.04(c), the Sellers may use and withdraw funds from any Lockbox Account without restriction.

               (b) Sellers' duties as Servicers of the Purchased Receivables may be terminated unilaterally by the Agent or the Required Purchasers pursuant to Section 6.03 or by a written amendment to this Agreement signed by the Required Purchasers, the Agent and the Sellers. If the servicing arrangement is so terminated, thereupon the Agent shall assume all rights and responsibilities for the billing and collection of the Purchased Receivables, and

                    (i) from and after such termination (A) Sellers shall not be entitled to the any Sellers' Servicing Fee, (B) if a Repurchase Event has occurred, no Seller shall be entitled to receive or retain any sum collected in respect of any Purchased Receivable until all of the Purchased Receivables shall have been repurchased pursuant to Section 6.02, (C) no Seller shall withdraw or otherwise remove, or permit the removal by any Person other than the Agent or its agents, of any funds in any Lockbox Account (provided that, subject to Section 6.05, the Agent shall pay to a Seller amounts paid into a Lockbox Account on a Receivable, owned by such Seller, that is not a Purchased Receivable (a "Non-Purchased Receivable") so long as, in each instance, such Seller shall have (x) notified the Agent in writing of the amount to be remitted to it and the identity of the applicable Receivable and of the Obligor thereunder and (y) demonstrated to the Agent's reasonable satisfaction that the amount proposed to be removed did not represent any part of a payment made on a Purchased Receivable, and provided further that the Sellers may notify Obligors on any Non-Purchased Receivables to make payments only on such Non-Purchased Receivables as the Sellers may direct), (D) each Seller shall transmit and deliver to the Agent, immediately upon receipt thereof, all payments on account of any Purchased Receivable that such Seller may receive, (E) the Sellers shall pay to the Agent for its own account the Agent's Servicing Fee in accordance with the provisions of Section 2.08(d) and, promptly upon demand from time to time, the Agent's Costs and Expenses, and (F) the Sellers will provide the Agent with an ASCII file containing the names and mailing addresses of the Obligors on the Purchased Receivables;

                    (ii) the Sellers shall promptly deliver to the Agent
               all books, records, files and insurance policies referred to in paragraph (a) of this Section and shall execute and deliver to the Agent instruments of assignment, in form and substance satisfactory to the Agent and its counsel, assigning to the Agent all such insurance policies;

                    (iii) the Agent, in connection with its assumption of the Sellers' rights and duties for the billing and collection of the Purchased Receivables, (A) may contract with third-party independent contractors for the performance of any or all of such duties, (B) may direct any or all of the Obligors on the Purchased Receivables to remit any and all payments thereon to the Agent or such other Person as the Agent may designate, and for that purpose the Agent may date and deliver to the Obligors on Purchased Receivables the Notices to Obligors delivered to Agent by the Sellers at various times pursuant to Section 3.02, (C) may assume control of and dominion over all funds then on deposit in or thereafter deposited into each Lockbox Account, and for such purpose the Agent may date, otherwise complete and deliver to each Lockbox Depository a Notice to Lockbox Depository delivered to the Agent pursuant to the provisions of clause
               (a)(vii) of this Section, (D) shall bill for and collect all amounts payable under the Purchased Receivables and (E) shall be responsible for the preparation of a Settlement Statement in the form of Exhibit D-2 hereto (the "Agent's Settlement Statement") on the Ending Date of each Settlement Period ending after the date of such assumption;

                    (iv) no Seller shall interfere, attempt to interfere,
               or communicate in any way with any Obligor concerning the notices, billing and collection of payments on Purchased Receivables and other amounts as provided in this Agreement; and
                           (v) the Agent may, in any Seller's name (and each Seller hereby expressly authorizes the Agent and gives the Agent permission to do so) or in the name of the Purchasers,
               (A) endorse all remittances received and all notes (if any) evidencing obligations under the Purchased Receivables and any assignments thereof, and (B) release, on terms satisfactory to Agent or by operation of law or otherwise, compromise or adjust any and all rights against, and/or grant extensions of time of payment to, the Obligors on any Purchased Receivable or agree to the substitution of an Obligor, without notice to any Seller and without affecting any Seller's Obligations.

               (c) Each Seller does hereby irrevocably constitute and appoint the Agent and its officers its true and lawful attorney with full power of substitution, for such Seller and in its name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compromise, adjust, and give acquittance for any and all amounts due or to become due in respect of any Purchased Receivable, to endorse the name of such Seller on all checks, collection receipts or instruments given in payment or part payment thereof, to sign terminations, amendments and assignments (to the Agent or otherwise) of financing statements referencing such Seller as secured party given to perfect security interests under any such Purchased Receivable, and otherwise to take any and all actions determined by the Agent to be necessary or desirable in the servicing, billing or collection of the Purchased Receivables; provided that the power herein conferred shall be exercisable only if, and from and after such time as, the Agent shall have assumed the responsibilities for the billing and collection of the Purchased Receivables pursuant to paragraph
          (b) of this Section or under Section 6.03.

               SECTION 2.08. Fees. The following fees shall be payable and (except with respect to the Agent's Servicing Fees unless otherwise provided in Section 2.09) shall be credited and accounted for hereunder in accordance with the provisions of
          Section 2.09:

                    (a) Facility Fee. The Sellers shall pay to the Agent, for the ratable account of each Purchaser, for each Settlement Period a fee (a "Facility Fee") equal to the product obtained by multiplying (i) such Purchaser's

               Commitment as of the first day of such Settlement Period times (ii) the weighted average of the Facility Fee Rate in effect for each day during such Settlement Period times
               (iii) a fraction, the denominator of which is 360 and the numerator of which is the total number of days (including the first but excluding the last) during such Settlement Period; provided that, if a Purchaser shall have failed to fund its ratable share of the Purchase Price for the Initial Offered Receivables or a Portfolio Increase and such failure

               Closing Date or the applicable Ending Date, as the case may be, then the amount of Facility Fees due to such Purchaser shall be subject to adjustment as provided in Section 2.10(c)(ii).

                    (b) Agency Fees. Stanley shall pay to the Agent, for its own account, the fees provided for in that letter agreement, dated November 4, 1993, between the Agent and Stanley (the "Agency Fees").

                    (c) Sellers' Servicing Fee. As compensation for the Sellers' performance of their duties as Servicers under
               Section 2.07(a), for each Settlement Period (or portion thereof) during which the Sellers act as Servicers, the Sellers shall be entitled to the Sellers' Servicing Fee for such Settlement Period; provided that if, pursuant to
               Section 2.07(b) or Section 6.03, the Agent shall have assumed the Sellers' duties for the billing and collection of the Purchased Receivables, the Sellers' right to receive any Sellers' Servicing Fee shall terminate as of the date of such assumption, and if such assumption shall occur on a date other than the first day of a Settlement Period, the Sellers' Servicing Fee for the Settlement Period during which such assumption shall occur shall be pro-rated as of the date of such assumption.

                    (d) Agent's Servicing Fee. In the event that, pursuant to Section 2.07(b) or Section 6.03, the Agent shall have assumed the Sellers' duties for the billing and collection of the Purchased Receivables, the Sellers shall pay a monthly fee of $25,000 to the Agent, for its own account, on the date of such assumption and on the first day
               of each month thereafter (an "Agent's Servicing Fee").   The
               Agent's Servicing Fee shall be pro-rated for any partial month. In addition, upon demand from time to time the Sellers shall also pay to the Agent, and reimburse it for, all reasonable costs and expenses incurred by the Agent in connection with the performance of such duties, including, without limitation, the fees, costs and expenses charged to the Agent by any third Person engaged to perform all or any part of such billing and collection tasks (the "Agent's Costs and Expenses"). The Sellers shall be obligated to pay the Agent's Servicing Fees and the Agent's Costs and Expenses until all of the Purchased Receivables have been sold to one or more third parties or all of the Purchased Receivables have been finally and indefeasibly paid in full by the Obligors thereon.

               SECTION 2.09. Adjustments and Settlement. (a) The balances owed to the Sellers on the one hand and to the Purchasers on the other hand in respect of collections of amounts due from Obligors in respect of Purchased Receivables, the sale of Subsequently Offered Receivables, the repurchase of Purchased Receivables pursuant to Section 2.06, the Facility Fees, the Agency Fees, the Sellers' Servicing Fees and (to the extent herein provided) the Agent's Servicing Fees and Agent's Costs and Expenses, if applicable, shall be evidenced by a mutual open account that shall be reconciled and settled for each Settlement Period as of the Ending Date thereof as provided in this Section.

               (b) Prior to 10:00 a.m. (Atlanta, Georgia time) on the Reset Date for each Settlement Period, the Servicers shall submit to the Agent a settlement statement, bill of sale and assignment, substantially in the form attached hereto as Exhibit D-1 (each a "Settlement Statement"), dated the Ending Date for such Settlement Period and specifying among other things (i) the Opening Balance and the Closing Balance for such Settlement Period, (ii) the Portfolio Decrease, if any, for such Settlement Period, (iii) the Portfolio Increase, if any, for such Settlement Period, (iv) the amount and computation of the Purchasers' Yield for such Settlement Period, (v) the amount and computation of the Facility Fee for such Settlement Period, and (vi) the amount of all Agent's Servicing Fees and Agent's Costs and Expenses, if any, that became due to the Agent on or before, but remain unpaid as of, such Ending Date. In connection with the Settlement Statement for each Settlement Period, Stanley shall deliver to the Agent, for receipt not later than 10:00 a.m. (Atlanta, Georgia time) on the Ending Date for such Settlement Period, a Receivables Schedule for such Settlement Period, dated as of the Domestic Business Day next preceding the Reset Date for such Settlement Period, conforming to the requirements of Section
          2.02. Notwithstanding the foregoing, in the event the Agent shall have assumed the Sellers' responsibilities for the billing and collection of Purchased Receivables, such Settlement Statements shall be prepared by the Agent (with copies furnished to the Sellers and the Purchasers) and the calculations and information therein shall be conclusive, absent manifest error.

               (c) On the Ending Date for each Settlement Period, the Sellers shall pay (without regard to the aggregate amount or sufficiency of collections received by the Sellers during such Settlement Period of payments made on the Opening Receivables for such Settlement Period) to the Agent an amount equal to the sum of (i) the Portfolio Decrease, if any, for such Settlement Period (subject to adjustment as provided in Section 2.10(c)(i)(B)),
          (ii) the Purchasers' Yield for such Settlement Period (subject to adjustment as provided in Section 2.10(c)(i)(A)), (iii) the Facility Fees for such Settlement Period (subject to adjustment as provided in Section 2.10(c)(ii)), and (iv) the amount of all Agent's Servicing Fees and Agent's Costs and Expenses, if any, that became due to the Agent on or before, but remain unpaid as of, the Ending Date for such Settlement Period; provided that, if as a consequence of a Repurchase Event the Agent shall have established a date, that is within 5 Domestic Business Days following such Ending Date, for the repurchase of all of the Purchased Receivables pursuant to Section 6.02(c), then such payment otherwise due on such Ending Date shall be deferred until and shall be due on the date so established for such repurchase, except that nothing in this proviso shall relieve the Sellers of their obligation to prepare and deliver a Settlement Statement for such Settlement Period. Promptly upon receipt of any amount so paid by the Sellers, the Agent shall apply the same first to the items identified in clause (iv) of this paragraph (b) and to any the Agency Fees that shall have become due but which then remain unpaid by the Sellers, and from the balance, if any, remaining after such application the Agent shall remit to each Purchaser (by a credit to an account of such Purchaser maintained with the Agent for such purpose or by the delivery of Federal or other funds immediately available to such Purchaser in accordance with written wiring instructions delivered to the Agent by such Purchaser) such Purchaser's ratable share of the Portfolio Decrease (if any), the Purchasers' Yield and the Facility Fees for such Settlement Period, in each case subject to any necessary adjustment required by Section 2.10(c). Notwithstanding the foregoing, if the Agent shall have assumed the Sellers' responsibilities for the billing and collection of the Purchased Receivables pursuant to Section 2.07(b) or Section 6.03, then the amount to be so paid by the Sellers on the Ending Date for any Settlement Period shall be reduced by the amount of collected funds in the Agent's possession, as of the Domestic Business Day next preceding the Reset Date for such Settlement Period, representing payments made by Obligors in respect of the Opening Receivables for such Settlement Period and received by the Agent from and after the Reset Date for the next preceding Settlement Period. The Sellers' repurchase of any Purchased Receivables on the Ending Date of any Settlement Period, under Section 2.06,
          Section 2.13, Section 6.02 or otherwise, shall not relieve the Sellers of their obligation to pay to the Agent any amounts required to be paid hereunder on such Ending Date.

               (d) Subject to Section 3.02, on the Ending Date for each Settlement Period each Purchaser shall make available to the Agent, in accordance with the provisions of Section 2.10(c), its ratable share of the Portfolio Increase, if any, for such Settlement Period. Subject to Section 2.10(c), the Agent will make the funds so received from the Purchasers available to Stanley, on behalf of and for the account of the Sellers, at the Agent's aforesaid address.

               (e) Notwithstanding any provision herein to the contrary, if on the Ending Date for any Settlement Period any Purchaser's Commitment or Beneficial Interest shall be held by a Person that is not an Eligible Purchaser (by reason of a purchase of such Beneficial Interest pursuant to Section 6.02 or otherwise), then
          (i) the amount of the Portfolio Increase, if any, to be paid to the Sellers for such Settlement Period, and the amount of the Portfolio Decrease, if any, Purchasers' Yield and Facility Fees to be so credited for payment to the Agent for such Settlement Period, each shall be reduced by a percentage equal to the Beneficial Interest Percentage attributable to the Person that is not an Eligible Purchaser, (ii) such Person shall account directly to the Sellers in respect of the amount of such Person's pro rata share of the Portfolio Increase, if any, that otherwise would have been so credited for payment to the Sellers (and the Agent and the Eligible Purchasers shall be relieved of any obligation to do so), (iii) the Sellers shall account directly to such Person for the amount of such Person's pro rata share (based on the Beneficial Interest Percentages) of the Portfolio Decrease, if any, Purchasers' Yield and Facility Fees that otherwise would have been so credited for payment to the Agent for the account of such Person (and the Agent shall be relieved of any obligation to do so), and (iv) after giving effect to such reductions, those amounts to be remitted by the Agent to the Purchasers shall be allocated to the Eligible Purchasers on a pro rata basis in accordance with the portion of the total Beneficial Interest Percentage of each such Eligible Purchaser.

               (f) Without in any way limiting the obligation to account for or pay the amounts required to be paid to the Agent pursuant to paragraph (c) of this Section, until such time as the Agent have shall assumed, pursuant to Section 2.07(b) or Section 6.03, the Sellers' duties for the billing and collection of the Purchased Receivables, to the extent that the collections during any Settlement Period (or part thereof prior to the date of such assumption by the Agent) in respect of the Opening Receivables therefor exceed the sum of (i) the amount by which the Opening Balance for such Settlement Period exceeds the aggregate Net Balance of such Opening Receivables as of the Domestic Business Day next preceding the Reset Date for such Settlement Period, plus (ii) the Purchasers' Yield for such Settlement Period, plus
          (iii) the Facility Fees and Agency Fees for such Settlement Period, the Sellers may retain such excess collections (herein, the "Sellers' Servicing Fee" for such Settlement Period) for their own account as compensation for such Settlement Period (or portion thereof) in respect of such servicing. In the event the Agent shall so assume the Sellers' duties for the billing and collection of the Purchased Receivables, such excess shall be retained by the Agent, for the ratable benefit of the Purchasers, as collateral security for Sellers' Obligations (and for such purpose and to such extent, each Seller hereby grants to the Agent, as security for the Sellers' Obligations, a security interest in such funds).

               SECTION 2.10. General Provisions as to Payments. (a) Each Seller shall make all payments required to be made by it under this Agreement (including, without limitation, payments of

                                       - 37 -         R#95355.6





          amounts required under Section 2.09, Section 2.13, Section 6.02 or Article IX) not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 10.01. To the extent required by this Agreement, the Agent will promptly distribute to each Purchaser its share, determined in accordance with the provisions of this Agreement, of each such payment received by the Agent for the account of the Purchasers.

               (b) Payment of any amount due from any Seller hereunder (including, without limitation, pursuant to any provision of Article II, Article VI, Article IX or Article X) that is not paid when due in accordance with the provisions hereof shall bear interest, payable upon demand, for each day until paid at a rate per annum equal to the sum of the Base Rate for such day plus the Applicable Base Rate Margin for such day plus 2.0% per annum.

               (c) Not later than 11:00 A.M. (Atlanta, Georgia time) on the Closing Date each Purchaser shall make available its ratable share of the Purchase Price for the Initial Offered Receivables, and not later than 11:00 A.M. (Atlanta, Georgia time) on each Ending Date each Purchaser shall make available its ratable share of the Portfolio Increase, if any, due on such date, in each case in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section
          10.01. Subject to the terms and conditions of this Agreement, the Agent will promptly distribute to Stanley, for the account of the Purchasers, such Purchase Price or Portfolio Increase, as applicable. Unless the Agent receives notice to the contrary from a Purchaser, at the Agent's address referred to in
          Section 10.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day next preceding the Closing Date or an Ending Date, as applicable, the Agent shall be entitled to assume that such Purchaser will make available to the Agent, not later than 11:00 A.M. (Atlanta, Georgia time) on the Closing Date or such Ending Date, as applicable, such Purchaser's ratable share of such Purchase Price or Portfolio Increase (if any), as applicable, to be paid to the Sellers on such date and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Purchaser's ratable share of such Purchase Price or Portfolio Increase, as applicable, to Stanley for the account of such Purchaser. If the Agent makes such Purchaser's ratable share of such Purchase Price or Portfolio Increase, as applicable, available to Stanley and such Purchaser does not in fact make available such ratable share of such Purchase Price or Portfolio Increase, as applicable, as and when required hereunder, the Agent shall be entitled to recover such Purchaser's ratable share of such Purchase Price or Portfolio Increase from such Purchaser or the Sellers (and for such purpose shall be entitled to charge such amount to any account of any Seller maintained with the Agent), together with interest thereon for each day during the period from the Closing Date or such Ending Date, as applicable, until such sum shall be repaid to the Agent in full at a rate per annum equal to the Federal Funds Rate for each such day during such period, provided that (x) any such payment by the Sellers of such Purchaser's ratable share shall be without prejudice to any rights that the Sellers may have against such Purchaser and shall not affect in any manner such Purchaser's obligation to fund its ratable share of such Purchase Price or Portfolio Increase and (y) payments of interest for any period to the Agent by the Sellers on any amounts recovered by the Agent from the Sellers under this
          Section 2.10(c) shall be made in lieu of any Purchasers' Yield (or, in the case of a required purchase of a Purchaser's Beneficial Interest or required repurchase of the Purchased Receivables pursuant to Section 6.02, that component of the purchase price or repurchase price determined by reference to the Yield Rate) for such period on such recovered amount. If the Agent does not exercise its option to advance funds for the account of such Purchaser, it shall forthwith notify Stanley of such decision. In addition, if on the Closing Date or any Ending Date a Purchaser shall be required but shall fail to fund its ratable share of the Purchase Price for the Initial Offered Receivables or a Portfolio Increase, then in such event

                    (i) if the Agent does not advance funds for the account of such Purchaser, or if the Agent advances such funds to, and thereafter recovers such funds from, the Sellers, then (A) for each day of any Settlement Period on which such ratable share remains unfunded, the amount of Purchasers' Yield for such day otherwise payable by the Sellers for the account of such Purchaser shall be reduced to an amount equal to the total Purchasers' Yield for such day multiplied by such Purchaser's Beneficial Interest Percentage and (B) for any Settlement Period that shall end after such failure without such failure having been remedied, the amount of the Portfolio Decrease (if any) for such Settlement Period otherwise payable by the Sellers for the account of such Purchaser shall be reduced to an amount equal to the Portfolio Decrease for such Settlement Period multiplied by such Purchaser's Beneficial Interest Percentage; and

                    (ii) notwithstanding Section 2.08(a), if such failure
               was for a reason within such Purchaser's control and shall remain unremedied for a period of five (5) Domestic Business Days, then the amount of the Facility Fee for the Settlement Period in which such failure occurs otherwise payable by the Sellers for the account of such Purchaser shall be reduced to an amount equal to the total Facility Fees of all of the Purchasers for such Settlement Period (calculated as set forth in Section 2.08(a)) multiplied by such Purchaser's Beneficial Interest Percentage.

          Notwithstanding clauses (i) and (ii) of this paragraph (c), a failure by a Purchaser to fund its ratable share of the Purchase Price on the occasion of the initial Purchase hereunder, or of a Portfolio Increase on the occasion of any other Purchase hereunder, shall not be deemed to affect in any manner the number or amount of Initial Offered Receivables or Subsequently Offered Receivables sold to the Purchasers hereunder, the Sellers' sole remedy being to recover from such Purchaser the amount such Purchaser has failed to fund.

               SECTION 2.11. Computation of Purchasers' Yield and Facility Fees. Purchasers' Yield and Facility Fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

               SECTION 2.12. Financing Statements. In order to evidence the sale of Receivables under this Agreement, each Seller shall, from time to time as requested by Required Purchasers or the

          Agent, take such action, and execute and deliver such instruments (including, without limitation, financing statements under the UCC as enacted and then in effect in the States of Connecticut, Ohio, Rhode Island, Georgia or any other jurisdiction in which any Seller has its principal place of business or maintains any books, records, files or other information concerning any of its Receivables) in order to evidence the sale of Receivables under this Agreement or to record notice of the Purchasers' interest in the Purchased Receivables. Each Seller represents and warrants to the Purchasers that Schedule 2.12 attached hereto accurately sets forth such Seller's federal employment identification number, the address of such Seller's principal place of business and the address of each location where such Seller maintains any books, records, files or other information concerning any of its Receivables or the Purchased Receivables. No Seller shall change the location of its principal place of business, the location of any such books, records files or information, its name, its identity or its corporate structure unless, in each case, not less than 30 days prior to such change, such Seller shall have notified the Agent in writing of the proposed change and shall have executed, delivered and/or recorded such instruments as the Agent may determine shall be necessary in order to continue the effectiveness of any notice of the Purchasers' interest in the Purchased Receivables.

               SECTION 2.13. Commitment Expiration and Termination. (a) The Commitments shall expire on the Commitment Expiration Date unless earlier terminated at the Sellers' election. The effective date of any such termination (the "Commitment Termination Date") shall be the Ending Date of the Settlement Period in which the Sellers have notified the Purchasers of their exercise of such election, which notice to be effective on such Ending Date shall be given not less than three Euro-Dollar Business Days prior to such Ending Date. Upon the expiration or termination of the Commitments (other than a termination resulting from the occurrence of a Repurchase Event):

                    (i) The Sellers, upon 30 days prior notice, may at any time require each of the Purchasers to sell all of its right, title and interest in all the Purchased Receivables to a third party or third parties designated in such notice on the Ending Date of any Settlement Period ending on or after the Commitment Expiration Date or Commitment Termination Date, as applicable. The purchase price, which shall be paid on such Ending Date, shall be equal to the sum of (A) for each Purchaser, the product obtained by multiplying such Purchaser's Beneficial Interest Percentage by the Portfolio Balance on the Domestic Business Day next preceding the Reset Date for such Settlement Period plus (B) to the extent not otherwise accounted for and paid pursuant to Section 2.09, all Purchasers' Yield accrued to such Ending Date and all Facility Fees for such Settlement Period, subject to any necessary adjustment required by
               Section 2.10(c)(i)(A) and Section 2.10(c)(ii), respectively, plus (C) all other amounts payable to the Purchasers and the Agent hereunder and under the other Facility Documents; or

                    (ii) If upon the expiration or termination of the
               Commitments, the Sellers do not require the sale of the Purchased Receivables to a designated third party, the Purchasers shall have the right, in addition to and without waiving all other rights they may have under applicable law:

                         (A) to sell or otherwise transfer the Purchased
                    Receivables in any lawful manner that may be expeditious or economically advantageous to the Purchasers, provided that, the Purchased Receivables must be conveyed as a whole to a purchaser or group of purchasers acceptable to the Sellers; or

                         (B) to retain the Purchased Receivables, in which
                    event, (1) the Sellers shall continue to act as Servicers and to receive the Sellers' Servicing Fee for so acting (unless the Agent have shall assumed, pursuant to Section 2.07(b) or Section 6.03, the Sellers' duties for the billing and collection of the Purchased Receivables), (2) the Purchasers shall be entitled to receive and the Sellers shall be obligated to pay the Purchasers' Yield and (3) the Agent shall be entitled to receive and the Sellers shall be obligated to pay the Agent's Fee. Such obligations shall continue until (x) there are no longer any amounts owing on the Purchased Receivables, (y) the remaining Purchased Receivables have been sold to a third party (pursuant to clause (i) or clause (ii)(A) above) or (z) the Sellers shall have repurchased all of the Purchased Receivables pursuant paragraph (b) of this Section.

               (b) If on the Domestic Business Day next preceding the Reset Date for any Settlement Period ending on or after the Commitment Termination Date or the Commitment Expiration Date, as applicable, the Portfolio Balance is less than $12,000,000, the Sellers shall have the right on the Ending Date for such Settlement Period, upon notice delivered to the Agent not less than 5 Domestic Business Days prior to such Ending Date, to repurchase from the Purchasers all of the Purchased Receivables for a repurchase price equal to the sum of (i) for each Purchaser, the product obtained by multiplying such Purchaser's Beneficial Interest Percentage by the Portfolio Balance on the Domestic Business Day next preceding such Reset Date, plus (ii) to the extent not otherwise accounted for and paid pursuant to
          Section 2.09, all Purchasers' Yield accrued to such Ending Date and all Facility Fees for such Settlement Period, subject to any necessary adjustment required by Section 2.10(c)(i)(A) and
          Section 2.10(c)(ii), respectively, plus (iii) all other amounts payable to the Purchasers and the Agent hereunder and under the other Facility Documents. Any notice of repurchase delivered pursuant to this Section shall be irrevocable.

               (c) Any conveyance of the Purchased Receivables by the Purchasers pursuant to paragraph (a)(i) or paragraph (b) of this Section shall be made without recourse to or warranty by any Purchaser and shall be free of all liens, claims, encumbrances and assignments created by the Purchasers.


                                     ARTICLE III

                               CONDITIONS TO PURCHASES

               SECTION 3.01. Conditions to First Purchase. The obligation of each Purchaser to purchase Receivables on the occasion of the first Purchase is subject to the satisfaction of the conditions set forth in Section 3.02 and the following additional conditions:

                    (a) receipt by the Agent from each of the parties hereto of either (i) a duly executed counterpart of this Agreement, or a facsimile transmission of a duly executed signature page from a counterpart of this Agreement, signed by such party or (ii) if such party is a Purchaser, a telex or facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

                    (b) receipt by the Agent from each Seller of financing statements under the UCC as enacted and then in effect in the States of Connecticut and Georgia (with respect to those to be executed by Stanley), the States of Georgia and Rhode Island (with respect to those to be executed by Bostitch) and in the States of Ohio and Georgia (with respect to those to be executed by MAC) or any other jurisdiction in which such Seller has its principal place of business, identifying the Agent as secured party and signed by such Seller, evidencing the sale of Purchased Receivables to the Purchasers (or, in the event any sale of Receivables hereunder is considered as or determined to be a secured transaction, the security interest in the Purchased Receivables in favor of the Agent for the ratable benefit of the Purchasers);

                    (c) receipt by the Agent of an assignment and bill of sale, substantially in the form attached hereto as Exhibit E, to which shall be attached a Receivables Schedule, conforming to the requirements of Section 2.02, setting forth all Receivables to be sold to the Purchasers on the occasion of the first Purchase;

                    (d) receipt by the Agent of a duly executed Notice to Lockbox Depository from each Seller with respect to each Lockbox Account;

                    (e) receipt by the Agent of an opinion of Stephen S. Weddle, Vice President and General Counsel of Stanley, substantially in the form of Exhibit F-1 hereto and covering such additional matters relating to the transactions contemplated hereby as any Purchaser may reasonably request;

                    (f) receipt by the Agent of an opinion of Vorys, Sater, Seymour and Pease, special counsel to MAC, covering matters of Ohio law, substantially in the form of Exhibit F-2 hereto;

                    (g) receipt by the Agent of an opinion of Skadden, Arps, Slate, Meagher and Flom, special counsel to Bostitch, covering matters of Delaware law, substantially in the form of Exhibit F-3 hereto;

                    (h) receipt by the Agent of an opinion of Womble Carlyle Sandridge & Rice, special counsel for the Purchasers and the Agent, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as any Purchaser may reasonably request;

                    (i) receipt by the Agent of a certificate, dated the date of the first Purchase, signed by a principal financial officer of the Sellers, to the effect that (i) no Potential Repurchase Event or Repurchase Event has occurred and is continuing on such date and (ii) the representations and warranties of the Sellers contained in Article IV hereof are true on and as of such date; and

                    (j) with respect to each Seller, receipt by the Agent of all documents that the Agent may reasonably request relating to the existence of such Seller, the corporate authority for and the validity of this Agreement, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including without limitation a certificate of incumbency of such Seller, signed by the Secretary or an Assistant Secretary of such Seller, certifying as to the names, true signatures and incumbency of the officer or officers of such Seller authorized to execute and deliver the Facility Documents, and certified copies of the following items:

                         (i) such Seller's Certificate of Incorporation and
                    Bylaws, certified by the Secretary or any Assistant Secretary of such Seller,

                         (ii) a certificate of the Secretary of State (or
                    equivalent authority) of the jurisdiction of such Seller's incorporation confirming as to the existence and the good standing of such Seller as a corporation of such jurisdiction,

                         (iii) a certificate of the taxing authority of the
                    State (or equivalent authority) of the jurisdiction of such Seller's incorporation confirming that such Seller has filed all applicable tax returns and filings then required to have been filed and paid all taxes then required to have been paid, and

                         (iv) the action taken by the Board of Directors of
                    such Seller authorizing such Seller's execution, delivery and performance of this Agreement and the other Facility Documents to which such Seller is a party.

               SECTION 3.02. Conditions to All Purchases. The obligation of each Purchaser to purchase Receivables on the occasion of each Purchase is subject to the satisfaction of the conditions:

                    (a) except in the case of the Purchase on the Closing Date, receipt by the Agent, not later than 10:00 a.m. (Atlanta, Georgia time) on the Ending Date on which such Purchase is to be made, of (i) a Settlement Statement for the Settlement Period ending on such Ending Date and (ii) a Receivables Schedule for such Settlement Period, conforming to the requirements of Section 2.02 and setting forth all Receivables proposed to be sold to the Purchasers on such Ending Date;

                    (b) receipt by the Agent, from each Seller that is selling Receivables as a part of such Purchase, of a notice to Obligor in the form attached hereto as Exhibit H (each a "Notice to Obligor"), duly executed by such Seller in blank with respect to each Initial Offered Receivable or each Subsequently Offered Receivable that is the subject of such Purchase (provided that no Notice to Obligor shall be delivered to any Obligor unless and until the Agent shall have assumed, pursuant to Section 2.07(b) or Section 6.03, the Sellers' duties for the billing and collection of the Purchased Receivables);

                    (c) the fact that, immediately after such Purchase, no Potential Repurchase Event or Repurchase Event shall have occurred and be continuing;

                    (d) the fact that the representations and warranties of the Sellers contained in Article IV of this Agreement shall be true and correct in all material respects on and as of the date of such Purchase, both before and after giving effect to such Purchase; and

                    (e) the fact that, immediately after such Purchase, the Portfolio Balance will not exceed the aggregate amount of the Commitments as then in effect.

          Each sale of Receivables hereunder by any Seller shall be deemed to be a representation and warranty by all of the Sellers on the date of such sale as to the facts specified in clauses (c), (d) and (e) of this Section.

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

               Each Seller represents and warrants that:

               SECTION 4.01.  Corporate Existence and Power.  Each Seller
          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
          (b) is duly qualified to transact business in every jurisdiction wherein the failure to be so qualified could reasonably be expected to have a Material Adverse Effect and (c) has the corporate power and authority, the legal right and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where, with respect to governmental licenses, authorizations, consents and approvals only, the absence thereof would not have a Material Adverse Effect.

                   SECTION 4.02. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by each Seller of this Agreement, and the other Facility Documents
          (a) are within such Seller's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) require no action by or in respect of, or notice to, filing with or consent of, any governmental authority or regulatory body, (d) do not contravene such Seller's charter or bylaws, (e) do not constitute a material default under any law, statute, rule or regulation applicable to such Seller or any of the Principal Subsidiaries or any agreement, judgment, injunction, order, decree or other instrument binding upon such Seller or any Principal Subsidiary, and (f) do not result in the creation or imposition of any material Lien on any asset of such Seller or any Principal Subsidiary.

               SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each Seller, enforceable in accordance with its terms, and the other Facility Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Seller party thereto, enforceable in accordance with their respective terms, except to the extent the enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect regarding the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

               SECTION 4.04. Financial Information. (a) The consolidated balance sheet of Stanley and its Consolidated Subsidiaries as of January 2, 1993, and the related consolidated statements of earnings, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Ernst & Young, copies of which have been delivered to each of the Purchasers, and the unaudited consolidated financial statements of Stanley for the interim period ended October 2, 1993, copies of which have been delivered to each of the Purchasers, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of Stanley and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

               (b) Since January 2, 1993, there has been no material adverse change in the business, financial condition, assets, nature of the assets or operations of Stanley and its Subsidiaries, taken as a whole.

               SECTION 4.05. Litigation. There is no action, suit or proceeding pending, or to the knowledge of any Seller threatened, against or affecting any Seller or any of the Subsidiaries before any court or arbitrator or any governmental authority or regulatory body that (a) is reasonably likely to result in a Material Adverse Effect, except as disclosed or otherwise reflected in Stanley's Annual Report on Form 10-K for the Fiscal Year ended January 2, 1993, filed with the Securities and Exchange Commission (the "Commission") or in any quarterly report on Form 10-Q or current report on Form 8-K subsequently (but before the date hereof) filed with the Commission, or (b) purports to affect the validity of this Agreement or any of the other Facility Documents.

               SECTION 4.06. Requirements of Law. Each of the Sellers and the Subsidiaries is in compliance with all laws, statutes, rules and regulations (including, without limitation, Environmental
          Laws), and all orders, awards, judgments, decrees, writs or determinations of any arbitrator or a court or other governmental authority or regulatory body, applicable to it and its business, where the failure to so comply would have, or could reasonably be expected to have, a Material Adverse Effect or to affect the validity of, or to impair the ability of any Seller to perform, pay or satisfy its Obligations under, this Agreement or any of the other Facility Documents.

               SECTION 4.07. Compliance with ERISA. (a) Stanley and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

               (b) Except as reflected in Stanley's annual audited or quarterly unaudited consolidated financial statements identified in Section 4.04, neither Stanley nor any member of the Controlled Group has been assessed any Withdrawal Liability in an amount that is reasonably likely to result in a Material Adverse Effect, and neither Stanley or any member of the Controlled Group has taken, nor does it intend to take, any action that it reasonably anticipates will result in the assessment of Withdrawal Liability in an amount that would have a Material Adverse Effect.

               SECTION 4.08. Taxes. Stanley and its Subsidiaries have filed all United States income tax returns and all other tax returns material to Stanley and its Consolidated Subsidiaries, considered as a whole, that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Stanley or any Subsidiary, except for
          (a) taxes in immaterial amounts and (b) such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been recorded on the books of Stanley and its Subsidiaries in accordance with generally accepted accounting principles. United States income tax returns of Stanley and its Subsidiaries have been examined by the appropriate taxing authorities, or closed by the applicable statutes of limitations, and satisfied for all Fiscal Years ending prior to and including the Fiscal Year ended December 29, 1984, and no claims have been assessed and are unpaid with respect to such returns, except as shown in the financial statements identified in Section 4.04(a).

               SECTION 4.09. Subsidiaries. Each of the Principal Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) is duly qualified to transact business in each jurisdiction wherein the failure to be so qualified could reasonably be expected to have a Material Adverse Effect and
          (iii) has the corporate power and authority, the legal right and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where, with respect to governmental licenses, authorizations, consents and approvals only, the absence thereof would not have a Material Adverse Effect.

               SECTION 4.10. Not an Investment Company. None of the Sellers is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               SECTION 4.11. No Default or Repurchase Event. No Seller nor any Subsidiary is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which default could have a Material Adverse Effect or that will materially adversely affect the ability of any Seller to perform, pay or satisfy its Obligations hereunder or under any of the other Facility Documents. No Potential Repurchase Event or Repurchase Event has occurred and is continuing.

               SECTION 4.12. Full Disclosure. No information furnished in writing by or on behalf of any Seller to the Agent or any Purchaser in connection with the negotiation, execution and delivery of this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

               SECTION 4.13. Environmental Matters. Except as disclosed or otherwise reflected in Stanley's Annual Report on Form 10-K for the Fiscal Year ended January 2, 1993, filed with the Commission, or in any quarterly report on Form 10-Q or current report on Form 8-K subsequently (but before the date hereof) filed with the Commission, neither Stanley nor any Subsidiary has received notice or otherwise obtained knowledge of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect arising in connection with (a) any non-compliance with or violation of the requirements of any

          Environmental Law or (b) the release or threatened release of any Hazardous Materials.

               SECTION 4.14.  Receivables Not Selected for
          Creditworthiness. No Receivable sold to or proposed for sale by any Seller to the Purchasers hereunder has been or will be selected for sale or repurchase on any basis indicative of the lack of creditworthiness of any Obligor in respect thereof.

               SECTION 4.15. Eligible Receivables. To the best of each Seller's knowledge and belief as at the date of such Purchase, each Purchased Receivable is or shall be, as of the date of the Receivables Schedule that first identifies such Receivable as a Purchased Receivable, an Eligible Receivable.


                                      ARTICLE V

                                      COVENANTS

               Each Seller agrees that, so long as any Purchaser has any Commitment hereunder or any amount payable by any Obligor under any Purchased Receivable, or any amount payable by any Seller hereunder or under any other Facility Document, remains unpaid:

               SECTION 5.01. Information. The Sellers will deliver to each of the Purchasers and the Agent:

                    (a) Annual Financial Statements. As soon as available and in any event within 95 days after the end of each Fiscal Year, a consolidated balance sheet of Stanley and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of earnings, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by Ernst & Young or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Purchasers.

                    (b) Quarterly Financial Statements. As soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year, a consolidated balance sheet of Stanley and its Consolidated Subsidiaries as of the end of such quarter and the related statement of earnings and statement of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year.

                    (c) Officer's Certificate. Simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of Stanley
               (i) stating whether the Debt Rating was High, Medium, Low or Below Investment Grade on the date of either of such financial statements or such certificate, (ii) certifying
               (x) that such financial statements fairly present the financial condition and the results of operations of Stanley and its Consolidated Subsidiaries on the dates and for the periods indicated, and (y) that such officer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of Stanley and its Consolidated Subsidiaries during, and matters relevant to this Agreement for, the accounting period covered by such financial statements, and that as a result of such review such officer has concluded that no Repurchase Event or Potential Repurchase Event has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Repurchase Event or Potential Repurchase Event has occurred or is otherwise known to such officer, specifying the nature and extent thereof and, if continuing, the action the Sellers propose to take in respect thereof.

                    (d) Accountants' Certificate. Simultaneously with the delivery of each set of annual financial statements referred to in clause (a) above, a statement of the firm of independent public accountants that reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Potential Repurchase Event or Repurchase Event existed on the date of such financial statements.

                    (e) Receivables Schedule. As soon as available and in any event within 20 days after the 20th day of each calendar month, a Receivables Schedule dated as of the Domestic Business Day next preceding the 20th day of such calendar month.

                    (f) Notice of Repurchase Event. Promptly, and in any event within five Domestic Business Days after any Seller becomes aware of the occurrence of any Potential Repurchase Event or Repurchase Event, a certificate of the chief financial officer, the chief accounting officer or the Director, Corporate Finance of such Seller setting forth the details thereof and the action that the Sellers are taking or propose to take with respect thereto.

                    (g) Notice of Debt Rating Change. Promptly upon, and in any event within five Domestic Business Days after, any change in the Debt Rating by Moody's, Standard & Poor's or a substitute rating agency designated pursuant to Section 10.09, a certificate of the chief financial officer, the chief accounting officer or the Director, Corporate Finance of Stanley specifying the new Debt Rating, as so changed, of Moody's, Standard & Poor's or such rating agency together, in the case of any such change, with a statement of the date of such change and a reasonably detailed description of the facts and circumstances underlying such change known to any Seller.

                    (h) SEC Filings. Promptly upon the transmission thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), periodic financial information, proxy materials and other information and reports, if any, that Stanley shall have filed with the Securities and Exchange Commission or that Stanley shall have sent to its shareholders.

                    (i) Notice of ERISA Matters. Promptly, and in any event within 30 days, after any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, which termination could result in a liability of $1,000,000 or more to any member of the Controlled Group, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;
               (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA equal to or in excess of (or that could reasonably be expected to equal or exceed) $1,000,000, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice.

                    (j) Additional Information. From time to time such additional information regarding the financial position or business of Stanley and its Subsidiaries as the Agent, at the request of any Purchaser, may reasonably request.

               SECTION 5.02. Inspection of Property, Books and Records. Each Seller will maintain financial records in accordance with generally accepted accounting principles consistently applied, and will permit representatives of any Purchaser at such Purchaser's or (after the occurrence of a Repurchase Event) Stanley's expense to visit the offices where books and records relating to this Agreement are maintained and, as they relate directly or indirectly to this Agreement, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. Each Seller agrees to cooperate and assist in such visits and examinations, in each case at such reasonable times and intervals as may be reasonably requested.

               SECTION 5.03. Maintenance of Existence. (a) Except as permitted in Section 5.05, each Seller shall maintain its corporate existence.

               (b) Except as permitted in Section 5.05, Stanley shall cause each Principal Subsidiary to maintain its corporate existence.

               (c) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Seller shall, and Stanley shall cause each Principal Subsidiary to, do all things necessary to preserve, renew and keep in full force and effect the licenses, permits, rights and franchises necessary to the proper conduct of its business. Neither Stanley or any of its Subsidiaries shall engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by Stanley and its Subsidiaries would be substantially changed from the general nature of the business engaged in by Stanley and its Subsidiaries on the date of this Agreement.

               SECTION 5.04. Dissolution. No Seller shall, nor shall Stanley permit any Principal Subsidiary to, suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Principal Subsidiary, except through corporate reorganization to the extent permitted by Section 5.05.

               SECTION 5.05.  Consolidations, Mergers and Sales of Assets.
          (a) No Seller shall, in a single transaction or series of related transactions consolidate or merge with or into, or convey, sell, lease, transfer or otherwise dispose of all or any substantial part of its business, provided that, in each case, if immediately after giving effect to such transaction or transactions, no Repurchase Event or Potential Repurchase Event shall have occurred and be continuing,

                    (i) Stanley may merge with another Person (including its Subsidiaries) if Stanley is the corporation surviving such merger,

                           (ii) Bostitch or MAC may merge with another Person
               (other than Stanley) if Bostitch or MAC, as the case may be, is the corporation surviving such merger, and

                    (iii) Bostitch or MAC may merge into or convey, sell, lease or transfer all or substantially all of its assets to, Stanley or to a Wholly Owned Subsidiary so long as (A) Stanley or such Wholly Owned Subsidiary shall assume the Obligations of Bostitch or MAC, as the case may be, under this Agreement by an agreement reasonably satisfactory to the Purchasers, and (B) the Purchasers shall receive a written legal opinion confirming the validity and legality of such assumption and that, in the case of a merger into or transfer to a Wholly Owned Subsidiary, this Agreement constitutes the legal, valid, binding and enforceable obligation of such Wholly Owned Subsidiary, subject to normal reasonable exceptions.

               (b) Stanley will not permit or suffer any Subsidiary (other than Bostitch or MAC) to enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation, wind-up or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired, unless such action could not reasonably be expected to have a Material Adverse Effect, provided that, in each case so long as immediately after giving effect to such transaction or transactions, no Repurchase Event or Potential Repurchase Event shall have occurred and be continuing,

                    (i) any Wholly Owned Subsidiary (other than Bostitch or MAC) may merge into or convey, sell, lease or transfer all or substantially all of its assets to, a Seller or any other Wholly Owned Subsidiary, and

                    (ii) any Subsidiary (other than Bostitch or MAC) may
               enter into any merger or consolidation with another Person (other than a Seller) if a Subsidiary (other than Bostitch or MAC) or a Person that, as a result of such transaction or transactions, becomes a Subsidiary is the corporation surviving such merger.

               SECTION 5.06. Ownership of Bostitch and MAC. Stanley shall at all times cause each of Bostitch and MAC to be a Wholly Owned Subsidiary.

               SECTION 5.07. Use of Proceeds. No portion of the purchase price proceeds for Receivables purchased by the Purchasers hereunder will be used by any Seller (i) in connection with any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law, statute, rule or regulation, or order, award, judgment, decree, writ or determination of an arbitrator or a court or other governmental authority or regulatory body.

               SECTION 5.08. Compliance with Laws. Each of the Sellers shall, and Stanley shall cause each of its Subsidiaries to, comply with all applicable laws, statutes, rules and regulations (including, without limitation, Environmental Laws), and all orders, awards, judgments, decrees, writs or determinations of any arbitrator or a court or other governmental authority or regulatory body (domestic or foreign) applicable to it, except such non-compliance that could not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on any Seller's ability to perform its obligations hereunder, in each case at the time of such non-compliance or in the foreseeable future.

               SECTION 5.09. Payment of Taxes. Each of the Sellers shall, and Stanley shall cause its Subsidiaries to, pay or cause to be paid, when due, all taxes, charges and assessments and all other lawful claims required to be paid by such Seller or such Subsidiary except (a) as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in conformity with generally accepted accounting principles and (b) where such nonpayment could not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on any Seller's ability to perform its obligations hereunder.

               SECTION 5.10. ERISA. (a) Each Seller will, and Stanley will cause each member of the Controlled Group to, comply with ERISA and all rules and regulations thereunder in all material respects with respect to each Plan.

               (b) Stanley shall not, and shall not permit any of its Subsidiaries to, take any action that it reasonably anticipates will result in the assessment of a Withdrawal Liability upon Stanley and members of the Controlled Group that would have a Material Adverse Effect. For purposes of this Section 5.10(b), the amount of Withdrawal Liability of Stanley and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof that Stanley and members of the Controlled Group have paid or as to which Stanley reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, provided that Stanley shall obtain prompt written advice from independent actuarial consultants supporting such determination. Stanley agrees once in each calendar year, beginning with December 1994, to deliver to the Agent the most currently available estimate of the Withdrawal Liability of Stanley and members of the Controlled Group with respect to each Multiemployer Plan, if any, in which they participate.

               SECTION 5.11. Cash Flow Coverage. Stanley shall cause Consolidated Cash Flow to equal or exceed 125% of Consolidated Cash Expenditures at the end of each fiscal quarter for the twelve-month period then ended. The defined terms used in this Section shall be construed in accordance with generally accepted accounting principles consistently applied and as follows:

                    (a) "Consolidated Cash Flow" means for any fiscal period the sum of (i) consolidated earnings before income taxes of Stanley and its Consolidated Subsidiaries for such fiscal period (including any earnings representing net gain on disposition of assets) before extraordinary items and their tax effects and before income from discontinued operations; (ii) to the extent such amount is greater than zero, (x) consolidated interest expense for Stanley and its Consolidated Subsidiaries for such fiscal period, minus (y) consolidated interest earnings for Stanley and its Consolidated Subsidiaries for such fiscal period; and (iii) consolidated depreciation and amortization for Stanley and its Consolidated Subsidiaries for such fiscal period; and

                    (b) "Consolidated Cash Expenditures" means for any fiscal period the sum of (i) consolidated interest expense of Stanley and its Consolidated Subsidiaries, (ii) consolidated capital expenditures of Stanley and its Consolidated Subsidiaries and (iii) the aggregate amount of all dividends paid or declared by Stanley on any of its capital stock during such fiscal period.


                                      ARTICLE VI

                                  REPURCHASE EVENTS

               SECTION 6.01. Repurchase Events. The occurrence of any one or more of the following events shall constitute a "Repurchase Event" under this Agreement:

                    (a) any Seller or Stanley shall fail to pay any amount due and owing by such Seller under this Agreement (other than an amount referred to in clause (b) below) within 5 Domestic Business Days after the same becomes due; or

                    (b) any Seller or Stanley shall fail to repurchase any Purchased Receivable that such Seller is required to repurchase hereunder and to pay the full Repurchase Price therefor, in each case when and as required by Section 2.06; or

                    (c) Any Seller shall fail to observe or perform any covenant contained in Section 5.03(a), Section 5.04 (as to any Seller), Section 5.05(a) or Section 5.11; or

                    (d) any Seller shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b), or (c) above) required to be performed or observed by such Seller for thirty days after written notice thereof has been given to Stanley by the Agent at the request of any Purchaser; or

                    (e) any representation, warranty, certification or statement made by any Seller in Article IV (other than the representation and warranty in Section 4.15) or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

                    (f) any Seller shall fail to pay when due (whether by acceleration or otherwise) any principal of or interest on any item or items of Debt in an aggregate amount that, when added to all such other defaulted Debt, shall equal or exceed $10,000,000, or any event shall occur that would permit the holder of any such item or items of Debt of any Seller in such aggregate amount (or any trustee, fiduciary or agent on behalf of such holder, with or without the assent of or direction by such holder) to accelerate such Debt, to terminate its commitment to fund such Debt or to require Stanley or such Seller to purchase, or cause the purchase of, such Debt; or

                    (g) Any Seller or any Principal Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of any order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Seller or such Principal Subsidiary or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

                    (h) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Seller or any Principal Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of such Seller or such Principal Subsidiary or for any substantial part of its property, or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

                    (i) if (i) there shall be at any time any "accumulated funding deficiency," as defined in ERISA, with respect to any Plan or any trust created thereunder, whether or not waived, which deficiency, when added to all other such deficiencies, shall equal or exceed $25,000,000; or (ii) a trustee shall be appointed by a United States District Court to administer any Plan (other than a Multiemployer Plan); or
               (iii) the PBGC shall institute proceedings to terminate any Plan (other than a Multiemployer Plan); or (iv) any member of the Controlled Group shall incur any liability to the PBGC in connection with any Plan (other than a Multiemployer
               Plan), which liability, when added to all other such liabilities, shall equal or exceed $5,000,000; or (v) any member of the Controlled Group, any Plan (other than a Multiemployer Plan), or any trust created under any Plan (other than a Multiemployer Plan) shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) that would subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any member of the Controlled Group or any Person dealing with any such Plan or trust, to either the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; or (vi) any member of the Controlled Group shall fail to make full payment when due to all amounts that, under the provisions of any Plan, any member of the Controlled Group is required to pay as contributions thereto, and which amount, when added to all other such amounts, shall equal or exceed $5,000,000; or

                    (j) if any of the following shall occur and such occurrence would have, or could reasonably be expected to have, a Material Adverse Effect: (i) a trustee shall be appointed by a United States District Court to administer any Plan that is a Multiemployer Plan; or (ii) the PBGC shall institute proceedings to terminate any such Plan; or
               (iii) any member of the Controlled Group shall incur any liability to the PBGC in connection with any such Plan; or
               (iv) any member of the Controlled Group, any such Plan, or any trust created under any such Plan shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) that would subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any member of the Controlled Group or any Person dealing with any such Plan or trust, to either the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; or

                    (k) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than 30 days any final judgment against Stanley or any of its Subsidiaries in an amount that, when added to other outstanding final judgments, undischarged, unsatisfied and unstayed, against Stanley or any of its Subsidiaries, exceeds $5,000,000; or

                    (l) the Unsupported Stanley Debt shall at any time receive a Debt Rating of Less Than Investment Grade; or

                    (m) (i) any Person or two or more Persons acting in concert shall have acquired, in a single transaction or series of transactions, beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of the Voting Stock of Stanley (other than Voting Stock owned by Stanley's two existing employee stock ownership plans for its hourly and salaried employees, respectively, or by an employee stock ownership plan or plans, sponsored and established by Stanley, succeeding to the interest of such existing stock ownership plans); or (ii) as of any date a majority of the Board of Directors of Stanley consists of individuals who were not either (A) directors of Stanley as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of Stanley of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of Stanley of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

                    (n) if any of Stanley's obligations under Article IX ceases to be in full force and effect, or if Stanley shall contest, or repudiate or deny in writing, the validity or enforceability of any of its obligations under Article IX.

               SECTION 6.02. Purchase or Repurchase Upon a Repurchase Event. If a Repurchase Event shall occur and be continuing,

                    (a) If such Repurchase Event is a Repurchase Event set forth in Section 6.01(l) or Section 6.01(m), any Purchaser may, by notice to Stanley, the Agent and the other Purchasers, (i) terminate and be relieved of all of its obligations to the Sellers hereunder and under its Commitment (which obligations shall thereupon terminate, unless such Purchaser's Commitment is assumed by a third party that acquires such Purchaser's Beneficial Interest) and (ii) require the Sellers to, and the Sellers shall, purchase from such Purchaser such Purchaser's Beneficial Interest on a date specified in such notice (that shall be not less than 5 nor more than 15 Domestic Business Days after such notice is given), at a purchase price (payable to the Agent for such Purchaser's account in the manner and at the time set forth in Section 2.10(a)) equal to the sum of
               (I) such Purchaser's Beneficial Interest Percentage multiplied by the Opening Balance for the Settlement Period during which the date so specified for such purchase shall occur plus (II) subject to any necessary adjustment required by Section 2.10(c)(i)(A), the product obtained by multiplying (A) such Purchaser's Commitment Percentage times
               (B) the product of such Opening Balance times the Yield Rate for such Settlement Period times (C) a fraction, the denominator of which is 360 and the numerator of which is the number of days elapsed from (and including) the first day of such Settlement Period to (but excluding) the date so specified for such purchase plus (III) subject to any necessary adjustment required by Section 2.10(c)(ii), an amount in respect of Facility Fees equal to the product obtained by multiplying (A) such Purchaser's Commitment Percentage times (B) the product of the Facility Fee Rate then in effect times the total Commitments as in effect on the first day of such Settlement Period times (C) a fraction, the denominator of which is 360 and the numerator of which is the number of days elapsed from (and including) the first day of such Settlement Period to (but excluding) the date so specified for such purchase, plus (IV) all other amounts payable to such Purchaser hereunder and under the other Facility Documents;

                    (b) if such Repurchase Event is a Repurchase Event set forth in Section 6.01(g) or Section 6.01(h), (i) all of the Commitments shall be automatically terminated, immediately upon the occurrence thereof, without notice or other action by or on behalf of the Agent or any Purchaser, and (ii) the Sellers shall purchase from the Purchasers all of the Purchased Receivables on that date that is 5 Domestic Business Days after the occurrence of such Repurchase Event at a purchase price (payable to the Agent for the Purchasers' account (or the Agent's account, as the case may be) in the manner and at the time set forth in Section 2.10(a)) equal to the sum of (I) for each Purchaser, such Purchaser's Beneficial Interest Percentage multiplied by the Opening Balance for the Settlement Period during which such fifth Domestic Business Day shall occur plus (II) subject to any necessary adjustment required by Section 2.10(c)(i)(A), the product obtained by multiplying (A) the product of such Opening Balance times the Yield Rate for such Settlement

               Period times (B) a fraction, the denominator of which is 360 and the numerator of which is the number of days elapsed from (and including) the first day of such Settlement Period to (but excluding) such fifth Domestic Business Day plus
               (III) subject to any necessary adjustment required by
               Section 2.10(c)(ii), an amount in respect of Facility Fees equal to the product obtained by multiplying (A) the product of the Facility Fee Rate then in effect times the total Commitments as in effect on the first day of such Settlement Period times (B) a fraction, the denominator of which is 360 and the numerator of which is the number of days elapsed from (and including) the first day of such Settlement Period to (but excluding) such fifth Domestic Business Day, plus
               (IV) all other amounts payable to the Purchasers and the Agent hereunder and under the other Facility Documents; and

                    (c) if such Repurchase Event is any Repurchase Event other than those referred to in paragraph (a) or (b) of this Section, the Required Purchasers may, by notice from the Agent (given at the direction of the Required Purchasers) to Stanley (i) terminate all of the Commitments (which shall thereupon terminate) and (ii) require the Sellers to, and the Sellers shall, purchase from the Purchasers all of the Purchased Receivables on a date specified in such notice (that shall be not less than 5 nor more than 15 Domestic Business Days after such notice is given), at a purchase price (payable to the Agent for the Purchasers' account (or the Agent's account, as the case may be) in the manner and at the time set forth in Section 2.10(a)) equal to the sum of (I) for each Purchaser, such Purchaser's Beneficial Interest Percentage multiplied by the Opening Balance for the Settlement Period during which the date so specified for such purchase shall occur plus (II) subject to any necessary adjustment required by Section 2.10(c)(i)(A), the product obtained by multiplying (A) the product of such Opening Balance times the Yield Rate for such Settlement Period times (B) a fraction, the denominator of which is 360 and the numerator of which is the number of days elapsed from (and including) the first day of such Settlement Period to (but excluding) the date so specified for such purchase plus
               (III) subject to any necessary adjustment required by
               Section 2.10(c)(ii), an amount in respect of Facility Fees equal to the product obtained by multiplying (A) the product of the Facility Fee Rate then in effect times the total Commitments as in effect on the first day of such Settlement Period times (B) a fraction, the denominator of which is 360 and the numerator of which is the number of days elapsed from (and including) the first day of such Settlement Period to (but excluding) the date so specified for such purchase, plus (IV) all other amounts payable to the Purchasers and the Agent hereunder and under the other Facility Documents.

                   SECTION 6.03. Billing and Collection of Receivables. Upon the occurrence of any Repurchase Event, the Agent may, and at the direction of the Required Purchasers shall, assume all the Sellers' duties for the billing and collection of the Purchased Receivables. In such event, the provisions of Section 2.07(b) shall apply, and in performance of such duties, the Agent may contract with third-party independent contractors for the performance of any or all of such duties. Upon such assumption, the Sellers shall pay the Agent's Servicing Fees and the Agent's Costs and Expenses to the Agent as provided in Section 2.08(d).

               SECTION 6.04. Other Rights and Remedies. (a) Without limiting any Purchaser's other rights and remedies under this Agreement or otherwise available to such Purchaser at law or in equity, if the Sellers shall be required to purchase such Purchaser' Beneficial Interest under Section 6.02(a) and shall fail to do so or to pay the purchase price therefor when and as required thereby, such Purchaser may sell such Beneficial Interest or portions thereof without the consent of any Seller (notwithstanding the provisions of Section 10.07 hereof) in one or more separate sales, to any other Person with or without recourse to the Sellers, or any of them, and with or without the benefits of and recourse to any Seller under this Agreement, and apply the proceeds of such sale to the purchase price due to such Purchaser due under Section 6.02(a). Such Purchaser may commence an action or, from time to time, actions against Sellers in order to recover from the Sellers costs and/or losses incurred by such

          Purchaser by reason of the Sellers' failure to purchase such Beneficial Interest in accordance with the provisions of this Agreement or to recover from the Sellers amounts otherwise due and owing to such Purchaser hereunder.

               (b) Without limiting the Purchasers' other rights and remedies under this Agreement or otherwise available to the Purchasers at law or in equity, if the Sellers shall be required to repurchase the Purchased Receivables under Section 6.02(b) or
          Section 6.02(c) and shall fail to do so or to pay the repurchase price therefor when and as required thereby, the Purchasers may sell any or all of the Purchased Receivables without notice to or consent of any Seller (notwithstanding the provisions of Section
          10.07 and provided that if notice shall be required under the UCC as enacted and then in effect in any relevant jurisdiction, then 10 days prior notice of the time and place of any public sale, or of the time after which any private sale or other disposition may be made, shall be sufficient and considered to be commercially reasonable) in one or more separate sales, to any other Person with or without recourse to the Sellers, or any of them, and with or without the benefits of and recourse to any Seller under this Agreement, and apply the proceeds of such sale to such repurchase price due to such Purchasers. The Purchasers may commence an action or, from time to time, actions against Sellers in order to recover from the Sellers costs and/or losses incurred by the Purchasers by reason of the Sellers' failure to repurchase the Purchased Receivables in accordance with the provisions of this Agreement or to recover from the Sellers amounts otherwise due and owing to the Purchasers hereunder.

               (c) Without regard to whether the Agent shall have assumed the Sellers' duties and responsibilities for the billing and the collection of the Purchased Receivables, in the event that the Sellers shall be required but shall fail to repurchase the Purchased Receivables when and as required under Section 6.02,
          (i) thereafter Sellers shall not be entitled to any Sellers' Servicing Fee, (ii) no Seller shall be entitled to receive or retain any sum collected in respect of any Purchased Receivable,
          (iii) except as expressly permitted by Section 2.07(b)(i)(C), no Seller shall withdraw or otherwise remove, or permit the removal other than by the Agent or its agents, of any funds in any Lockbox Account, and (iv) each Seller shall transmit and deliver to the Agent, immediately upon receipt thereof, all payments on account of any Purchased Receivable that such Seller may receive. In such event, the Agent may, and at the direction of any Purchaser shall (x) direct any or all of the Obligors on the Purchased Receivables to remit any and all payments thereon to the Agent or such other Person as the Agent may designate, and for that purpose the Agent may date and deliver to the Obligors on Purchased Receivables the Notices to Obligors delivered to Agent by the Sellers at various times pursuant to Section 3.02, and (y) assume control of and dominion over all funds then on deposit in or thereafter deposited into each Lockbox Account, and for such purpose the Agent may date, otherwise complete and deliver to each Lockbox Depository a Notice to Lockbox Depository delivered to the Agent pursuant to the provisions of Section 2.07(a)(vii). The Agent may, in any Seller's name, endorse all remittances received and all notes (if any) evidencing obligations under the Purchased Receivables and any assignments thereof. Each Seller does hereby irrevocably constitute and appoint the Agent and its officers its true and lawful attorney with full power of substitution, for such Seller and in its name, place and stead, to endorse the name of such Seller on all checks, collection receipts or instruments given in payment or part payment of any Purchased Receivable; provided that the power herein conferred shall be exercisable only if, and from and after such time as, the Sellers shall have been required but shall have failed to repurchase the Purchased Receivables when and as required under Section 6.02.

               SECTION 6.05. Security Interest; Offset. In addition to, and not in limitation of, all rights of offset that any Purchaser may have under applicable law, each Seller hereby grants to each Purchaser, and to each Participant, Assignee or other Transferee, as security for the full and punctual payment and performance of such Seller's or (in the case of Stanley) all of the Sellers' Obligations, a continuing Lien on all deposits and other sums credited by or due from such Purchaser (or such Participant, Assignee or other Transferee) to such Seller or subject to withdrawal by such Seller; and regardless of the adequacy of any collateral or other means of obtaining repayment of such Seller's or (in the case of Stanley) the Sellers' Obligations, such Purchaser (and each such Assignee and, to the extent permitted by applicable law, each such Participant and other Transferee) may, at any time after the failure of the Sellers to repurchase the Purchased Receivables or to purchase a Purchaser's Beneficial Interest when and as required under Section 6.02 and without notice to any Seller, set off the whole or any portion or portions of any or all such deposits and other sums against such Obligations, whether or not any other Person or Persons could also withdraw money therefrom.

               SECTION 6.06. Notice of Repurchase Event. The Agent shall give notice to the Sellers pursuant to Section 6.01(d) promptly upon being requested to do so by any Purchaser and shall thereupon notify all the Purchasers thereof.


                                     ARTICLE VII

                                      THE AGENT

               SECTION 7.01. Appointment, Powers and Immunities. Each Purchaser hereby appoints and authorizes the Agent to act as its agent hereunder and under the other Facility Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Facility Documents, and shall not by reason of this Agreement or any other Facility Document be a trustee for any Purchaser; (b) shall not be responsible to the Purchasers for any recitals, statements, representations or warranties contained in this Agreement or any other Facility Document, or in any certificate or other document referred to or provided for in, or received by any Purchaser under, this Agreement or any other Facility Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or for any failure by any Seller to perform, pay or satisfy any of its Obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Facility Document except to the extent requested by the Required Purchasers, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Facility Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Purchasers, and no Seller shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Facility Documents, the Agent shall act solely as agent of the Purchasers and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Seller. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Facility Document a fiduciary relationship in respect of any Purchaser.

               SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Purchasers (or all the Purchasers when expressly required hereby or thereby), and such instructions of the Required Purchasers in any action taken or failure to act pursuant thereto shall be binding on all of the Purchasers.

               SECTION 7.03. Knowledge of Repurchase Events. The Agent shall not be deemed to have knowledge of the occurrence of any Potential Repurchase Event or Repurchase Event (other than the non-payment of amounts known by the Agent to be due from the Sellers) unless the Agent has received notice from a Purchaser or a Seller specifying such Potential Repurchase Event or Repurchase Event and stating that such notice is a "Notice of Repurchase Event". In the event that the Agent receives such a notice of the occurrence of a Potential Repurchase Event or Repurchase Event, the Agent shall give prompt notice thereof to the Purchasers. The Agent shall give each Purchaser prompt notice of each non-payment of monies that the Agent knows are required to be paid to the Agent by any Seller pursuant hereto, whether or not it has received any notice of the occurrence of such non-payment. The Agent shall (subject to Section 10.05) take such action with respect to such Potential Repurchase Event or Repurchase Event as shall be directed by the Required Purchasers, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Repurchase Event or Repurchase Event as it shall deem advisable in the best interests of the Purchasers.

               SECTION 7.04. Rights of Agent as a Purchaser. With respect to its Beneficial Interest, the Agent in its capacity as a Purchaser hereunder shall have the same rights and powers hereunder as any other Purchaser and may exercise the same as though it were not acting as the Agent, and the term "Purchaser" or "Purchasers" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may (without having to account therefor to any Purchaser) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Seller (and any of Stanley's Subsidiaries or any of any Seller's Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from any Seller (in addition to any agency fees and arrangement fees heretofore agreed to between the Sellers and the Agent) for services in connection with this Agreement or any other Facility Document or otherwise without having to account for the same to the Purchasers.

               SECTION 7.05. Indemnification. Each Purchaser severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Sellers, ratably in accordance with its Commitment Percentage, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Facility Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless a Repurchase Event has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder, but including the Agent's Servicing Fees and the Agent's Costs and Expenses due to the Agent under
          Section 2.07(b) or Section 6.03, in the event the Agent shall assume, pursuant to either of said provisions, the Sellers' duties and responsibilities for the collection and billing of the Purchased Receivables and excluding any of such items for which the Agent is not entitled to reimbursement by the Sellers or any of them) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Purchaser shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                   SECTION 7.06. Original Purchasers Treated as Owners. The Agent may deem and treat each Purchaser identified on the signature pages hereof as the owner and holder of such Purchaser's Beneficial Interest for all purposes hereof unless and until a written notice of the assignment or transfer thereof, expressly consented to by Stanley (if required by Section 10.07), shall have been filed with the Agent. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the owner and holder of any Beneficial Interest shall be conclusive and binding on any subsequent owner and holder, transferee or assignee of that Beneficial Interest.

               SECTION 7.07. Non-Reliance on Agent and Other Purchasers. Each Purchaser agrees that it has, independently and without reliance on the Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Sellers, the Purchased Receivables and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Facility Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Sellers of this Agreement or any of the other Facility Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Sellers or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Purchasers by the Agent hereunder or under the other Facility Documents, the Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the affairs, financial condition or business of any Seller, any of Stanley's Subsidiaries or any other Person (or any of their Affiliates) that may come into the possession of the Agent.

               SECTION 7.08. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Facility Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Purchasers of their indemnification obligations under Section
          7.05 against any and all liability and expense that may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

               SECTION 7.09. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving 30 days prior notice thereof to the Purchasers and Stanley and the Agent may be removed at any time with or without cause by the Purchasers holding more than 50% of the Commitments or, if the Commitments are no longer in effect, more than 50% of the Beneficial Interests (the "Majority Purchasers"). Upon any such resignation or removal, the Majority Purchasers shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Purchasers and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Majority Purchasers' removal of the retiring Agent, then the retiring Agent may, on behalf of the Purchasers, appoint a successor Agent. Any successor Agent shall be a bank that has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

               SECTION 7.10. Transmittal of Documents. Unless otherwise requested in writing by such Purchaser, promptly upon receipt thereof the Agent shall transmit to each Purchaser, in the form received, a copy of all Receivables Schedules, Settlement Statements, notices or other writings received by the Agent from any Seller, provided that, unless specifically requested by a Purchaser, the Agent shall not be required to deliver to the Purchasers copies of any Notice to Obligor, Notice to Lockbox Depository or any other material relating to the Agent's billing or collection of the Purchased Receivables.


                                     ARTICLE VIII

                        CHANGE IN CIRCUMSTANCES; COMPENSATION

               SECTION 8.01. Basis for Determining Euro-Dollar Rate Inadequate or Unfair. If on or prior to the first day of any Settlement Period:

                    (a) the Agent determines in good faith that deposits in Dollars (in the applicable amounts) are not being offered in the London interbank market for such Settlement Period, or

                    (b) the Required Purchasers advise the Agent in good faith that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Purchasers of maintaining the Euro-Dollar Rate as the Yield Rate for such Settlement Period, the Agent shall forthwith give notice thereof to Stanley and the Purchasers, whereupon until the Agent notifies Stanley that the circumstances giving rise to such suspension no longer exist, the Yield Rate for each Settlement Period shall be the Adjusted Base Rate for such Settlement Period. The Agent (in the case of clause (a) above) and the Purchasers (in the case of clause (b) above) agree to deliver to Stanley a written explanation, in reasonable detail, of the basis for their determination.

               SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, regulatory body, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Purchaser (or its Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Purchaser (or its Office) to maintain the Euro-Dollar Rate as the Yield Rate, and such Purchaser shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Purchasers and Stanley, whereupon until such Purchaser notifies Stanley and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Purchaser to maintain the Euro-Dollar Rate as the Yield Rate for any Settlement Period shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Purchaser shall designate a different Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Purchaser, be otherwise disadvantageous to such Purchaser. If any Purchaser shall determine that it may not lawfully continue to maintain the Euro-Dollar Rate as the Yield Rate for the then-current or any subsequent Settlement Period and shall so specify in such notice, if the Yield Rate for any such affected Settlement Period shall be the Euro-Dollar Rate, the Yield Rate shall then be automatically converted to, and for each Settlement Period thereafter during the period of such suspension for which the Stanley shall have selected the Euro-Dollar Rate as the Yield Rate the Yield Rate shall be, a blended rate based on the Adjusted Base Rate for such Settlement Period for each such Purchaser, to the extent of and in proportion to its Beneficial Interest, and on the Euro-Dollar Rate for such Settlement Period for each other Purchaser; in such circumstance, the Agent shall make appropriate adjustments in distributing to the Purchasers their respective pro rata shares of amounts paid by the Sellers in respect of the Purchasers' Yield for each such Settlement Period.

                   SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Purchaser (or its Office) with any request or directive (whether or not having the force of law) of any Authority:

                    (i) shall subject any Purchaser (or its Office) to any tax, duty or other charge with respect to Settlement Periods for which the Yield Rate is determined by reference to the London Interbank Offered Rate or its obligation to maintain the Euro-Dollar Rate as the Yield Rate for any Settlement Period, or shall change the basis of taxation of payments to any Purchaser (or its Office) of amounts due to it in respect of Settlement Periods for which the Yield Rate is so determined (except for changes in the rate of tax on the overall net income of such Purchaser or its Office imposed by the jurisdiction in which such Purchaser's principal executive office or Office is located); or

                    (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Purchaser (or its Office); or

                    (iii) shall impose on any Purchaser (or its Office) or
               on the London interbank market any other condition affecting its obligation to maintain the Euro-Dollar Rate as a basis for the determination of the Yield Rate for any Settlement Period;

          and the result of any of the foregoing is to increase the cost to such Purchaser (or its Office) of so maintaining the Euro-Dollar Rate as a basis for determining the Yield Rate for any Settlement Period, or to reduce the amount of any sum received or receivable by such Purchaser (or its Office) under this Agreement with respect any Settlement Period for which the Yield Rate is the Euro-Dollar Rate for such Settlement Period, by an amount deemed by such Purchaser to be material, then, within 15 days after demand by such Purchaser (with a copy to the Agent), Sellers shall pay to such Purchaser such additional amount or amounts as will compensate such Purchaser for such increased cost or reduction.

               (b) If any Purchaser shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Purchaser (or its Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Purchaser's capital as a consequence of its obligations hereunder to a level below that which such Purchaser could have achieved but for such adoption, change or compliance (taking into consideration such Purchaser's policies with respect to capital adequacy) by an amount deemed by such Purchaser to be material, then from time to time, within 15 days after demand by such Purchaser, Sellers shall pay to such Purchaser such additional amount or amounts as will compensate such Purchaser for such reduction.

               (c) Each Purchaser will promptly notify Stanley and the Agent of any event of which it has knowledge, occurring after the date hereof, that will entitle such Purchaser to compensation pursuant to this Section (provided that failure to give such notice shall not affect such Purchaser's right to such compensation for any period commencing not more than 60 days before such Purchaser knew of such event) and will designate a different Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Purchaser, be otherwise disadvantageous to such Purchaser. A certificate of any Purchaser claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the basis therefor shall be conclusive in the absence of manifest error. In determining such amount, such Purchaser may use any reasonable averaging and attribution methods.

               (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

               SECTION 8.04. Compensation. Upon the request of any Purchaser, delivered to Stanley and the Agent, the Sellers shall pay to such Purchaser such amount or amounts as shall compensate such Purchaser for any loss, cost or expense incurred by such Purchaser as a result of:

                    (a) any purchase of a Beneficial Interest or repurchase
               of any Purchased Receivables pursuant to Section 6.02 or
               Section 6.04, in each case on a date other than the last day of a Settlement Period; or

                    (b) any failure by the Sellers to sell to the
               Purchasers the Initial Offered Receivables or any
               Subsequently Offered Receivables on the date for the Purchase thereof;

          such compensation to include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser (i) to maintain the Euro-Dollar Rate as the Yield Rate for the Settlement Period in which such payment, Purchase, purchase or repurchase is made (in the case of clause (a) above), or (ii) to fund the Purchase Price for such Receivables (in the case of clause (b) above).


                                      ARTICLE IX

                                UNCONDITIONAL GUARANTY

               SECTION 9.01. Guaranty. Stanley hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to the Purchasers and the Agent the due and punctual payment of the principal of and interest on, and the due and punctual performance of, the Obligations of Bostitch and of MAC and any and all other amounts due from, or obligations of, Bostitch or MAC under or pursuant to this Agreement or any other Facility Document (collectively, the "Guaranteed Obligations"), when and as the same shall become due and payable (whether at maturity or otherwise) or are required to be performed or observed in accordance with the terms hereof and thereof. Stanley's guaranty under this Section is an absolute, present and continuing guaranty of payment and not of collectibility, and is in no way conditional or contingent upon any attempt to collect from, or to obtain or enforce performance by, Bostitch or MAC, or any other guarantor of the Guaranteed Obligations (or any portion thereof) or upon any other action, occurrence or circumstances whatsoever. In the event that Bostitch or MAC shall fail so to pay, perform or observe any of the Guaranteed Obligations, Stanley will pay, perform or cause observance of the same forthwith, without demand, presentment, protest or notice of any kind (all of which are waived by Stanley to the fullest extent permitted by law), in Dollars (in the case of payment), to the Agent at the place for payment specified herein. Stanley further agrees, promptly after demand, to pay to the Purchasers and the Agent the reasonable costs and expenses incurred in connection with enforcing the rights of the Purchasers and the Agent against Stanley under this Article IX (whether in a bankruptcy proceeding or otherwise) following any default in payment, performance or observance of any of the Guaranteed Obligations or the obligations of Stanley hereunder, including, without limitation, the reasonable fees and expenses of the Agent's or any Purchaser's counsel.

               SECTION 9.02. Absolute, Unconditional Guaranty. The obligations of Stanley under this Article IX are and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of this Agreement, any of the Guaranteed Obligations or any of the Facility Documents, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim Stanley may have against MAC, Bostitch, any Purchaser or the Agent hereunder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, to the fullest extent permitted by law, any circumstance or condition whatsoever (whether or not Stanley shall have any knowledge or notice thereof), including, without limitation:

                    (a) any amendment or modification of or supplement to this Agreement, any other Facility Document or any other instrument referred to herein or therein, or any assignment or transfer of (or any interest) in this Agreement, any other Facility Document or any other instrument referred to herein or therein, or any furnishing or acceptance of additional security for any of the Guaranteed Obligations;

                    (b) any waiver, consent or extension hereunder or under any other Facility Document or any such other instrument, or any indulgence or other action or inaction under or in respect of, or any extensions or renewals of, this Agreement, any other Facility Document, any such other instrument or any Guaranteed Obligation;

                    (c) any failure, omission or delay on the part of any Purchaser or the Agent to enforce, assert or exercise any right, power or remedy conferred on or available to any Purchaser or the Agent against Bostitch or MAC;

                    (d) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to Bostitch or MAC or any property of Bostitch or MAC or any unavailability of assets against which the Guaranteed Obligations, or any of them, may be enforced;

                    (e) any merger or consolidation of Bostitch, MAC or Stanley into or with any other Person or any sale, lease or transfer of any or all of the assets of Stanley, Bostitch or MAC to any Person;

                    (f) any failure on the part of Bostitch or MAC for any reason to comply with or perform any of the terms of any other agreement with Stanley;

                    (g) any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any of this Agreement, any other Facility Document or the Guaranteed Obligations, including, without limitation, under this
               Article IX;

                    (h) any default, failure or delay, willful or otherwise, in the performance or payment of any of the Guaranteed Obligations;

                           (i) any furnishing or acceptance of security, or any release, substitution or exchange thereof, for any of the Guaranteed Obligations;

                    (j) any failure to give notice to Stanley of the occurrence of any breach or violation of, or any Repurchase Event, Potential Repurchase Event or default under or with respect to, this Agreement, any of the other Facility Documents or the Guaranteed Obligations;

                    (k) any partial payment, or any assignment or transfer, of any of the Guaranteed Obligations; or

                    (l) any other circumstance (other than indefeasible payment, performance and satisfaction in full) that might otherwise constitute a legal or equitable discharge or defense of a guarantor or that might in any manner or to any extent vary the risk of a guarantor.

          Stanley covenants that its obligations hereunder will not be discharged except by complete, final and indefeasible payment, performance and satisfaction in full of the Guaranteed Obligations. Stanley unconditionally waives, to the fullest extent permitted by law (A) notice of any of the matters referred to in this Section, (B) all notices that may be required by statute, rule of law or otherwise to preserve any of the rights of any Purchaser or the Agent against Stanley under this Article IX, including, without limitation, presentment to or demand of payment from Bostitch, MAC or Stanley with respect to this Agreement or any other Facility Document, notice of acceptance of Stanley's guarantee hereunder and/or notice to Bostitch, MAC or Stanley of default or protest for nonpayment or dishonor, (C) any diligence in collection from or protection of or realization upon all or any portion of the Guaranteed Obligations or any security therefor, any liability hereunder, or any party primarily or secondarily liable for all or any portion of the Guaranteed Obligations, and (D) any duty or obligation of any Purchaser or the Agent to proceed to collect all or any portion of the Guaranteed Obligations from, or to commence an action against, Bostitch, MAC or any other Person, or to resort to any security or to any balance of any deposit account or credit on the books of any Purchaser in favor of Bostitch, MAC or any other Person, despite any notice or request of Stanley to do so.

               The obligations of Stanley are full recourse obligations of Stanley and may be enforced against any or all of Stanley's assets notwithstanding any limitation on enforceability of all or any of the Guaranteed Obligations, this Agreement or any of the other Facility Documents against assets of Bostitch or MAC.

               SECTION 9.03. Reinstatement. The obligations of Stanley under this Article IX shall continue to be effective or be automatically reinstated, as the case may be, if any payment made by or on behalf of Bostitch or MAC on, under or in respect of any of the Guaranteed Obligations (including, without limitation, any payment made for the repurchase of any Purchased Receivables under Section 2.06, Section 2.13, Section 6.02 or otherwise, or for the purchase of a Beneficial Interest under Section 6.02 or otherwise) is rescinded or must otherwise be restored or returned by the recipient upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Bostitch or MAC, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Bostitch or MAC or any substantial part of the property of Bostitch or MAC, or otherwise, all as though such payment had not been made. If an event requiring the repurchase of any Purchased Receivable or the purchase of any Beneficial Interest by the Sellers or any Seller pursuant to Section 2.06, Section 6.02 or otherwise shall at any time have occurred and be continuing, and such repurchase or purchase shall at such time be stayed, enjoined or otherwise prevented for any reason, including without limitation because of the pendency of a case or proceeding relating to Bostitch or MAC under any bankruptcy or insolvency law, for purposes of this
          Article IX and the obligations of Stanley hereunder, such Guaranteed Obligations shall be deemed to have become immediately due and payable, and such repurchase or purchase shall be deemed to be immediately required, with the same effect as if such Guaranteed Obligations had become due and payable, or such repurchase or purchase had been required, in accordance with the terms of this Agreement or any other applicable Facility Document.

               SECTION 9.04. Purchasers' Rights. Stanley authorizes each Purchaser and the Agent, without notice to or demand on Stanley and without affecting its liability under this Article IX, from time to time (i) to obtain additional or substitute endorsers or guarantors; (ii) to exercise or refrain from exercising any rights against, and grant indulgences to, Bostitch, MAC or others; and (iii) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations. Stanley waives any right to require any Purchaser or the Agent to proceed against any additional or substitute endorsers or guarantors, Bostitch, MAC or any other Person or to pursue any other remedy available to any Purchaser or the Agent.

               SECTION 9.05. Information Concerning Bostitch and MAC. Stanley assumes all responsibility for being and keeping itself informed of the financial condition and assets of Bostitch and MAC and of all other circumstances bearing upon the risk of nonpayment, non-performance or non-observance of the Guaranteed Obligations and the nature, scope and extent of the risks that Stanley assumes or assures hereunder, and agrees that no Purchaser or the Agent will have any duty to advise Stanley of


                                       - 74 -         R#95355.6





          information known to any Purchaser or the Agent regarding or in any manner relevant to any of such circumstances or risks.

               SECTION 9.06. Subordination. Stanley agrees that any and all claims of Stanley against Bostitch, MAC or any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or against any of their respective properties, and all indebtedness of Bostitch or MAC to Stanley, shall be absolutely and unconditionally subordinate and subject in right of payment to the prior payment, in full, of all principal and interest, all costs of collection (including reasonable attorneys' fees and expenses) and any other Guaranteed Obligation owing to any Purchaser or the Agent by Bostitch or MAC that may arise under this Agreement or under any of the other Facility Documents, provided that, so long as no Repurchase Event or Potential Repurchase Event shall have occurred and be continuing,

          Stanley may receive and accept payments or other appropriate performance in respect of such claims and indebtedness due in the ordinary course.

               SECTION 9.07. Subrogation. Notwithstanding anything herein to the contrary, Stanley hereby waives any right of subrogation (under contract, Section 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution and hereby waives any right to enforce any remedy that any Purchaser or the Agent now has or may hereafter have against Bostitch, MAC or any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and Stanley hereby waives any benefit of, and any right to participate in, any security or collateral given to any Purchaser or the Agent to secure payment or performance of the Guaranteed Obligations or any other liability of Bostitch or MAC to any Purchaser. The waiver contained in this Section shall continue and survive the termination of this Agreement and the final and indefeasible payment in full of the Guaranteed Obligations.

               SECTION 9.08. Continuing Guarantee. The obligations of Stanley under this Article IX are continuing obligations and shall continue in full force and effect until such time as all of the Guaranteed Obligations (and any renewals and extensions thereof) shall have been finally and indefeasibly paid and satisfied in full and the Commitments shall have terminated.


                                      ARTICLE X

                                    MISCELLANEOUS

               SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its notice address (or, in the case of any Purchaser for which a notice address is not so set forth, at the address of its Office) or telex number set forth on the signature pages hereof or such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and each of the other parties hereto.
          Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or
          Article VIII shall not be effective until received.

               SECTION 10.02. No Waivers. No failure or delay by the Agent or any Purchaser in exercising any right, power or privilege hereunder or under any other Facility Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 10.03.  Expenses; Documentary Taxes;
          Indemnification. (a) Stanley shall pay (i) all out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Purchasers and the Agent, in connection with the preparation of this Agreement and the other Facility Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any actual or alleged Potential Repurchase Event or Repurchase Event hereunder or default or breach hereunder or thereunder and (ii) if a Repurchase Event occurs, all out-of-pocket expenses incurred by the Agent or any Purchaser, including reasonable fees and disbursements of counsel, in connection with such Repurchase Event and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Facility Documents. Stanley shall indemnify each Purchaser against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Facility Documents.

               (b) Except to the extent arising directly from the negligence, willful misconduct or fraudulent or criminal acts of the Person seeking indemnity hereunder or such Person's employees, Stanley agrees to indemnify each Purchaser, the Agent and their respective officers, directors, employees, and agents (each an "Indemnitee") against, and hold each Indemnitee harmless from, any loss, cost, charge, expense (including, without limitation, reasonable attorney's fees, settlement costs and expenses of preparing for litigation or preparation therefor, whether or not the Indemnitee is a party thereto), claims, demands, suits, damages, penalties, taxes, fines, levies and assessments that may be imposed against, or suffered or incurred by, such Indemnitee as a direct or indirect result of: (i) this Agreement, the other Facility Documents, any Seller's Obligations, any action or inaction by or of any Seller or any Subsidiary, the transactions contemplated by this Agreement and the other Facility Documents, the purchase of any Receivables hereunder or the direct or indirect use or application, or proposed use or application, of any proceeds of the purchase price paid by any Purchaser hereunder for any Purchased Receivable; (ii) any violation of any Environmental Laws, the past, present or future operations of Stanley or any Subsidiary or its predecessors in interest, or the past, present or future environmental, health or safety condition of any property of Stanley or any Subsidiary or any "release" (as defined in the Comprehensive Environmental Response, Compensation and Liability
          Act) or threatened such release; (iii) any representation or warranty of any Seller in this Agreement or any other Facility Document being untrue or inaccurate in any respect; (iv) the failure by any Seller to observe, perform or comply with any of its covenants, undertakings or obligations set forth in this Agreement or any other Facility Document; and/or (v) any warranty, negligence, design, product liability or other claim or demand (whether sounding in tort or contract) of or by any Obligor or other Person with respect to any goods sold or leased, or any services provided, by any Seller, any Subsidiary or any Affiliate of any Seller or any Subsidiary, or any Person that sold or leased such goods, or performed such services, under a Contract or otherwise.

               (c) Each Purchaser severally agrees to indemnify Stanley, its officers, directors, employees and agents (each an "Indemnified Party") against, and hold each Indemnified Party harmless from, any loss, cost, charge, expense (including but not limited to reasonable attorney's fees, settlement costs and expenses of preparing for litigation or preparation therefor, whether or not the Indemnified Party is a party thereto), claims, demands, suits, damages, penalties, taxes, fines, levies and assessments that may be imposed against, or suffered or incurred by, such Indemnified Party that is caused by or arises from the gross negligence, willful misconduct or the criminal or fraudulent acts of such Purchaser or such Purchaser's officers, directors, employees or agents related to this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby, provided that no Purchaser shall have any obligation of indemnity with respect to any consequences of the negligence, willful misconduct or criminal or fraudulent acts of the Agent or of any other Purchaser or the Agent's or any other Purchaser's officers, directors, employees and agents.

                   SECTION 10.04. Sharing of Set-Offs. Each Purchaser agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of amounts due to such Purchaser hereunder that is greater than the proportion received by any other Purchaser in respect of the aggregate amounts due to such other Purchaser hereunder, the Purchaser receiving such proportionately greater payment shall purchase such participations in the Beneficial Interests held by the other Purchasers, and such other adjustments shall be made, as may be required so that all such payments owing to the Purchasers shall be shared by the Purchasers pro rata in accordance with their respective Commitment Percentages (subject to appropriate adjustments in the event of an unremedied failure by a Purchaser to fund its ratable share of the Purchase Price for the Initial Offered Receivables or a Portfolio Increase); provided that (i) nothing in this Section shall impair the right of any Purchaser to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Seller other than its Obligations hereunder, and (ii) if all or any portion of such payment received by the purchasing Purchaser is thereafter recovered from such purchasing Purchaser, such purchase from each other Purchaser shall be rescinded and such other Purchaser shall repay to the purchasing Purchaser the purchase price of such participation to the extent of such recovery together with an amount equal to such other Purchaser's ratable share (according to the proportion of (x) the amount of such other Purchaser's required repayment to (y) the total amount so recovered from the purchasing Purchaser) of any interest or other amount paid or payable by the purchasing Purchaser in respect of the total amount so recovered. Each Seller agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Beneficial Interest, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Seller in the amount of such participation.

               SECTION 10.05. Amendments and Waivers. (a) Any provision of this Agreement or any other Facility Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Sellers and the Required Purchasers (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, unless signed by all the Purchasers, (i) change the Commitment of any Purchaser or subject any Purchaser to any additional obligation,
          (ii) change the Yield Rate for any Settlement Period or the applicable interest rates established hereunder for determining the Yield Rate for any Settlement Period, (iii) change the Portfolio Balance or any fees hereunder, (iv) change the date fixed for any payment due from, or for the repurchase of any Purchased Receivable or for the purchase of any Beneficial Interest by, any Seller hereunder, (v) change the amount, due on any date fixed for the payment thereof, of any payment due from any Seller on any Ending Date or of the purchase price for the repurchase of any Purchased Receivable or the purchase of any Beneficial Interest, (vi) change the percentage of the Commitments or of the aggregate Commitment Percentages or the number of Purchasers, that shall be required for the Purchasers or any of them to take any action under this Section or any other provision of this Agreement, (vii) change the manner of application of any payments made under this Agreement, (viii) release or substitute all or any substantial part of the collateral (if any) held as security for any Seller's Obligations, (ix) release any guaranty given to support payment of any Seller's Obligations, or (x) amend or otherwise modify this Section 10.05, Section 6.01(l) or (m) or Section 6.02(a).

               (b) No Seller will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Purchaser shall be informed thereof by the Sellers and shall be afforded an opportunity of considering the same and shall be supplied by the Sellers with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Sellers to each Purchaser forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Purchasers. No Seller shall, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional Purchasers' Yield, fee or otherwise, to any Purchaser as consideration for or as an inducement to the entering into by such Purchaser of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Purchasers.

               SECTION 10.06. Margin Stock Collateral. Each of the Purchasers represents to the Agent and each of the other Purchasers that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the arrangements provided for in this Agreement.

               SECTION 10.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, no Seller may assign, delegate or otherwise transfer any of its rights or duties under this Agreement without the prior written consent of all of the Purchasers.

                   (b) Any Purchaser may at any time sell to one or more Persons (each a "Participant") participating interests in its Commitment, Beneficial Interest or any other interest of such Purchaser hereunder; provided that (i) such Purchaser's obligations under this Agreement shall remain unchanged, (ii) such Purchaser shall remain solely responsible to the Sellers for the performance thereof, (iii) such Purchaser shall remain the owner and holder of its Beneficial Interest for all purposes under this Agreement, and (iv) the Sellers, the other Purchasers and the Agent shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Agreement. In no event shall a Purchaser that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except with respect to those matters referenced in the proviso to Section 10.05(a). Each Purchaser selling a participating interest in its Commitment, Beneficial Interest or other interest under this Agreement shall, within ten Domestic Business Days of such sale, provide the Sellers and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Sellers agree that each Participant shall be entitled to the benefits of Article VIII with respect to its participation.

               (c) No Purchaser shall have the right to sell or assign all or a proportionate interest of all of its Commitment, Beneficial Interest or other interest hereunder unless Stanley shall consent in writing, which consent may be given or withheld in Stanley's sole and absolute discretion, provided that, without Stanley's consent a Purchaser may sell or assign its Commitment (if then in effect), Beneficial Interest and other interest hereunder (x) pursuant to Section 6.02 or Section 6.04 or (y) in whole or in part to any affiliate of such Purchaser that is an Eligible Purchaser. Any sale or assignment to a Person (herein an "Assignee") shall be made, and such Assignee shall assume all such rights and obligations, pursuant to an assignment and acceptance in the form attached hereto as Exhibit I (an "Assignment and Acceptance"), executed by such Assignee, such transferor Purchaser and Stanley and acknowledged by the Agent; provided that no Beneficial Interest or other interest may be sold by a Purchaser pursuant to this paragraph (c) unless (i) the Assignee is an Eligible Purchaser (except for an assignment made pursuant to Section 2.13 or Section 6.02), (ii) the Assignee shall agree to assume ratably equivalent portions of the transferor Purchaser's Commitment (if then in effect) and all other obligations of such Purchaser hereunder, (iii) such Purchaser shall have fully funded its ratable share of the Purchase Price for the Initial Offered Receivables and of any Portfolio Increase (except in the case of an assignment made pursuant to Section 2.13, Section 6.02 or Section 6.04), and
          (iv) the amount of the Beneficial Interest and of the Commitment (if then in effect) of the assigning Purchaser subject to such assignment (determined as of the effective date of the assignment) shall be equal to $10,000,000 (or any whole multiple thereof) or the entire amount of the assigning Purchaser's
          Commitment and Beneficial Interest.   Upon (A) execution of the
          Assignment and Acceptance by such transferor Purchaser, such Assignee and Stanley and acknowledgement thereof by the Agent,
          (B) delivery of an executed copy of the Assignment and Acceptance to Stanley and the Agent, (C) payment by such Assignee to such transferor Purchaser of an amount equal to the purchase price agreed between such transferor Purchaser and such Assignee, and
          (D) payment of a processing and recordation fee of $2,500 to the Agent (to be paid by Stanley in the event of an assignment pursuant to Section 2.13), such Assignee shall for all purposes be a Purchaser party to this Agreement and shall have all the rights and obligations of a Purchaser under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Purchaser shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by Stanley, the Purchasers or the Agent shall be required.


               (d) Subject to the provisions of Section 10.08, the Sellers authorize each Purchaser to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Purchaser's possession concerning any Seller that has been delivered to the Agent or such Purchaser by any Seller pursuant to this Agreement or that has been delivered to such Purchaser by any Seller in connection with such Purchaser's credit evaluation prior to entering into this Agreement.

               (e) Notwithstanding anything in this Agreement to the contrary, in the event that all or any portion of any Commitment shall have been assumed or any Beneficial Interest shall be owned or held, legally or beneficially, by any Person that is not an Eligible Purchaser (pursuant to Section 6.02 or otherwise), then for so long as such Commitment or Beneficial Interest shall be held by any such Person (i) for purposes of voting as a Purchaser on any matter requiring the action of all of the Purchasers or the Required Purchasers hereunder, such Commitment and the Commitment Percentage attributable to such Commitment or

          Beneficial Interest shall be deemed to be zero and such Person shall not be considered as a Purchaser, and (ii) the amounts to be credited for payment to the Sellers and for payment to the Agent shall be adjusted as set forth in Section 2.09(e).

               SECTION 10.08. Confidentiality. Each Purchaser agrees to exercise its best efforts to keep any information delivered or made available by the Sellers to it that is clearly indicated in writing to be confidential information, confidential from any one other than Persons employed or retained by such Purchaser who are or are expected to become engaged in evaluating, approving, structuring or administering such Purchaser's participation in this Agreement; provided that, nothing herein shall prevent any Purchaser from disclosing such information (i) to any other Purchaser or the Agent, (ii) upon the order of any court, regulatory or administrative agency or other governmental authority, (iii) upon the request or demand of any regulatory or administrative agency or other governmental authority having jurisdiction over such Purchaser, (iv) that has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Purchaser or their respective affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Purchaser's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder that has agreed in writing to be bound by the provisions of this Section 10.08.

               SECTION 10.09. Substitute Debt Ratings. If either or both of Moody's or Standard & Poor's is not providing public ratings of the Unsupported Stanley Debt, the Required Purchasers may substitute another rating agency or other rating agencies of national reputation, approved by the Required Purchasers, for Moody's and/or Standard & Poor's, as the case may be, for the purpose of determining, by reference to the public ratings of two approved rating agencies (which shall include Moody's or Standard & Poor's if one of them is providing public ratings of the Unsupported Stanley Debt), the Debt Rating. If no other rating agency of national reputation is providing public ratings of the Unsupported Stanley Debt, the Required Purchasers may request that Stanley, at Stanley's expense, obtain from either or both of Moody's and Standard & Poor's, as appropriate, a private credit rating for the Unsupported Stanley Debt in lieu of a public rating for the purpose of determining the Debt Rating. In such event the Debt Rating shall be deemed to be the Debt Rating of either or both of Moody's or Standard & Poor's in effect at the time such rating agencies ceased providing public ratings of the Unsupported Stanley Debt. Upon receipt of any such request, Stanley shall use its best efforts to obtain a private credit rating for such purpose as promptly as practicable from either or both of Moody's and Standard & Poor's, as the case may be (or, if either of them declines to provide a private credit rating, the other of them and one rating agency of national reputation, and if both of them so decline, two rating agencies of national reputation, in each case approved by the Required Purchasers). The private credit rating obtained by Stanley shall be deemed to be the Debt Rating for the period during which a public rating was not provided by Moody's and Standard & Poor's or any other rating agency of national reputation and all necessary adjustments shall be made to the calculation of the Purchasers' Yield for such period to reflect the difference, if any, in the Debt Rating deemed to be in effect prior to the receipt of such private credit rating. If Stanley fails to obtain such private credit rating within ninety (90) days of the Required Purchasers' request therefor, the Debt Rating shall be deemed to be Less Than Investment Grade. In the event another rating agency of national reputation is substituted for Moody's or Standard & Poor's, the determination of the Debt Rating shall be made by reference to the rating designations of such substituted agency that are most nearly comparable to the applicable rating designations, as set forth in the definition of the term "Debt Rating" in Section 1.01, of Moody's or Standard & Poor's, as the case may be (or, in either case, the comparable rating designations then in existence).

               SECTION 10.10. Purchasers' Sales Without Recourse or Warranty. Notwithstanding any provision hereof to the contrary (including, without limitation, anything contained in the form of Assignment and Acceptance attached as an exhibit hereto), any sale, transfer or conveyance by a Purchaser of its Beneficial Interest, or by the Purchasers of any Purchased Receivable, to any third party, any Seller, any Subsidiary or any Affiliate or nominee of any Seller or Subsidiary, pursuant to Section 2.06,
          Section 2.13, Section 6.02 or otherwise, shall be a sale, transfer or conveyance only of all such right, title and interest therein as such Purchaser shall have acquired from the Sellers hereunder and shall be made without recourse to or any representation or warranty by such Purchaser (other than representations to the effect that (a) such Purchaser has the right, power and authority to make such sale, transfer or conveyance and (b) the right, title and interest of such Purchaser in such Beneficial Interest or Purchased Receivables, as the case may be, is being sold, transferred or conveyed free and clear of any liens, claims or encumbrances created by such Purchaser.)

               SECTION 10.11. Obligations Several. The obligations of each Purchaser hereunder are several, and no Purchaser shall be responsible for the obligations or Commitment of any other Purchaser hereunder. Nothing contained in this Agreement and no action taken by Purchasers pursuant hereto shall be deemed to constitute the Purchasers to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Purchaser shall be a separate and independent obligation, and each Purchaser shall be entitled to protect and enforce its rights arising out of this Agreement or any other Facility Document and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

               SECTION 10.12. Georgia Law. This Agreement shall be construed in accordance with and governed by the law of the State of Georgia.

                   SECTION 10.13. No Setoff. Except as otherwise expressly provided in this Agreement, no act of commission or omission of any kind or at any time upon the part of any Purchaser or the Agent in respect of any matter whatsoever shall in any way affect or impair the rights of such Purchaser, any other Purchaser or the Agent to enforce any right, power or benefit of the Purchasers or the Agent under this Agreement, and no set-off, claim, reduction or diminution of any obligation or any defense of any kind or nature that any Seller has or may have against a Purchaser or the Agent shall be available to such Seller or any other Seller or asserted against such Purchaser, any other Purchaser or the Agent in any suit or action brought by any Purchaser or the Agent to enforce or collect any Obligation of any Seller, right, power or benefit under this Agreement.
          Nothing in this Agreement shall be construed as a waiver by any Seller of any rights or claims it may have against a Purchaser or the Agent under this Agreement or otherwise, but any recovery upon such rights and claims shall be had from such Purchaser or the Agent separately, the intent of this Agreement being that each Seller shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants hereunder for the benefit of the Purchasers and the Agent.

               SECTION 10.14. Consent to Jurisdiction. Each Seller (a) submits to personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement and the other Facility Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement or the other Facility Documents, and
          (c) agrees that service of process may be made upon it in the manner prescribed in Section 10.01 for the giving of notice to the Sellers. Nothing herein contained, however, shall prevent the Agent or any Purchaser from bringing any action or exercising any rights against security, if any, and against any Seller personally, and against any assets of any Seller, within any other state or jurisdiction.

               SECTION 10.15. Survival of Obligations. The obligations and covenants of the Sellers under Sections 2.08, 8.03 and 8.04 (collectively, the "Surviving Seller Obligations") shall survive the payment of the Sellers' Obligations, the purchase of any Purchaser's Beneficial Interest or the repurchase of any Purchased Receivables. Except for the Surviving Seller Obligations, all other obligations, representations, warranties, covenants and agreements of the parties under the Facility Documents shall terminate upon the final and indefeasible payment in full of the Sellers' Obligations.

                   SECTION 10.16. Severability. This Agreement and the other Facility Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable law.
          If any provision of any of this Agreement or any other Facility Document or the application thereof to any Person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement or such other Facility Document in which such provision is contained nor the application of such provision to other Persons or circumstances or other Facility Documents or other instruments referred to hereinabove shall be affected thereby, but rather, the same shall be enforced to the greatest extent permitted by law.

               SECTION 10.17. Captions. Captions in this Agreement are for the convenience of reference only and shall not affect the meaning or interpretation of the provisions hereof.

               SECTION 10.18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.





                        [Signatures follow on separate pages]

                           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        SELLERS:

          THE STANLEY WORKS                  MAC TOOLS, INC.



          By: /s/ Richard Huck               By: /s/ Richard Huck
          Its: Vice President, Finance       Its: Vice President, Finance

          STANLEY-BOSTITCH, INC.



          By: /s/ Richard Huck
          Its: Vice President, Finance


                                             Notice Address (All
                                             Purchasers):

                                             The Stanley Works
                                             1000 Stanley Drive
                                             Post Office Box 7000
                                             New Britain, Connecticut
                                             06050
                                             Attention:     Director,
                                             Corporate Finance
                                             Telephone:     (203) 827-3838
                                             Telecopy: (203) 827-3962
                                             Telex:         N/A
                                             Answerback:    N/A













           [This is a signature page to the Receivables Purchase Agreement, signed by the parties named above]

                              [Signatures continued from preceding page]


                                        PURCHASERS:

          COMMITMENT:                   WACHOVIA BANK OF GEORGIA, NATIONAL
                                        ASSOCIATION, as a Purchaser
          $32,000,000


                                        By: /s/ Linda M. Harris
                                        Its: Senior Vice President


                                        Office:

                                        Wachovia Bank of Georgia, National
          Association
                                        28th Floor    (MC:  G-0373)
                                        191 Peachtree Street NE
                                        Atlanta, Georgia  30303
                                        Attention:     U.S. Corporate
          Banking
                                        Telephone:     (404) 332-1090
                                        Telecopy: (404) 332-6898
                                        Telex:         4611015
                                        Answerback:    INT WAGA



















           [This is a signature page to the Receivables Purchase Agreement, signed by the party named above]

                              [Signatures continued from preceding page]


          COMMITMENT:                   BANQUE NATIONALE DE PARIS, NEW YORK
                                        BRANCH, as a Purchaser
          $24,000,000


                                        By: /s/ Eric Vigne
                                        Its: Senior Vice President



                                        By: Nancy L. Stengel
                                        Its: Assistant Treasurer


                                        Office:

                                        Banque Nationale de Paris
                                        499 Park Avenue
                                        New York, New York  10022
                                        Attention:     Roy Johnson/Jessie
          Griffiths
                                        Telephone:     (212) 415-9610/(212)
          415-9785
                                        Telecopy: (212) 415-9695/(212) 418-
          8206
                                        Telex:         824211
                                        Answerback:    WFC UF

                                        Payment Instructions

                                        Federal Reserve Bank of New York
                                        ABA Routing No.:    026007689
                                        Account No.:        19225300157
                                        Account Name:  BNP - New York
                                        Reference:          Stanley Works









           [This is a signature page to the Receivables Purchase Agreement, signed by the party named above]

                              [Signatures continued from preceding page]


          COMMITMENT:                   ROYAL BANK OF CANADA, as a
                                        Purchaser

          $24,000,000

                                        By: /s/ Sheryl H. Greenberg
                                        Its: Manager


                                        Office:

                                        Grand Cayman (North America No. 1)
          Branch
                                        Royal Bank of Canada
                                        c/o New York Operations Center
                                        Pierrepont Plaza
                                        300 Cadman Plaza West
                                        Brooklyn, New York  11201-2701
                                        Attention:     Manager, Loans
          Administration
                                        Telephone:     (212) 858-7168
                                        Telecopy: (718) 522-6292/3
                                        Telex:         420464, 62519
                                        Answerback:    RBOCUI Royal Bank,
          Royal Bank

                                        with a copy to:

                                        Royal Bank of Canada
                                        Financial Square
                                        New York, New York  10005-3531
                                        Attention:     Ms. Sheryl L.
          Greenberg
                                        Telephone:     (212) 428-6476
                                        Telecopy: (212) 428-6459












           [This is a signature page to the Receivables Purchase Agreement, signed by the party named above]

                                [Signatures continued from preceding page]


                                        AGENT:

                                        WACHOVIA BANK OF GEORGIA, NATIONAL
                                        ASSOCIATION, as Agent


                                        By: /s/ Linda M. Harris
                                        Its: Senior Vice President


                                        Notice Address:

                                        Wachovia Bank of Georgia, National
          Association
                                        c/o Wachovia Corporate Services,
          Inc.
                                        26th Floor (MC:  GA-0423)
                                        191 Peachtree Street, N.E.
                                        Atlanta, Georgia  30303
                                        Attention:     Corporate Finance
          Department
                                        Telephone:     (404) 332-1084
                                        Telecopy: (404) 332-4605
                                        Telex:         4611015
                                        Answerback:    INT WAGA




















           [This is a signature page to the Receivables Purchase Agreement, signed by the party named above]